Exhibit 10.1

CONSTRUCTION AGREEMENT

THIS CONSTRUCTION AGREEMENT (this “Agreement”) is made as of 13th day of October, 2014, by and between O.COM LAND LLC, a Utah limited liability company (“Owner”), and OKLAND CONSTRUCTION COMPANY INC., a Utah Corporation (“Contractor”), with respect to preconstruction and construction services in connection with, and the construction by Contractor of an approximately 240,000 square foot corporate headquarters building, an amenities building and an approximately 1000 stall parking structure, inclusive of all site appropriations, base, shell and core structure, interior improvements and any applicable commissioning, to be located on approximately 13.99 acres of 7290 South Grandeur View Way, Midvale City, Utah and approximately 5.0 acres at 731 West Junction View Drive, Midvale City, Utah (the “Project”).  The architect for the Project is EDA (“Architect”).

ARTICLE I

THE WORK TO BE DONE AND THE DOCUMENTS FORMING THE CONTRACT

The Contractor agrees to provide all services, labor, materials, supplies, appliances, tools, equipment, and supervision and to do all things necessary to construct and complete the Work (as defined below).  Contractor and Owner agree that the Work is to be performed for the Guaranteed Maximum Price (as defined in Paragraph II.I below) and in accordance with the Construction Schedule (as defined in Paragraph III.B below).  As used in this Agreement, the term “Work” shall mean the construction and services required by the Contract Documents (as defined below), whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations.  This Agreement, including all exhibits hereto, the Drawings and Specifications (as such terms are defined in Paragraph II.I below), and any addenda or amendments made in writing and executed by the parties hereto subsequent to the execution of this Agreement, together with all Change Orders (as such term is defined in Paragraph V.A below), are referred to collectively herein as the “Contract Documents” and together form the “Contract.”

ARTICLE II

PRECONSTRUCTION SERVICES

A.            The services to be provided under this Article II, together with the preconstruction phase services described on Exhibit A attached hereto, constitute Contractor’s “Preconstruction Phase” services. Contractor hereby acknowledges and agrees that, if the Owner so elects, construction of the Work in accordance with Article III below (the “Construction Phase”) may commence before the Preconstruction Phase is completed, in which case both phases will proceed concurrently.  For the Preconstruction Phase services, Contractor’s compensation shall be as set forth in Exhibit B attached hereto.  No reimbursable costs shall be allowed with respect to the Preconstruction Phase services, and the compensation set forth on Exhibit B shall constitute Contractor’s total compensation for Preconstruction Phase services.  Payments shall be made monthly following presentation of the Contractor’s invoice and, where applicable, payments shall be in proportion to services performed.

B.            The Contractor shall provide a preliminary evaluation of the Owner’s program and Project budget requirements, each in terms of the other.  The Contractor shall jointly schedule and attend regular meetings with the Owner and Architect.  The Contractor shall consult with the Owner and Architect regarding site use and improvements and the selection of materials, building systems and equipment.  The Contractor shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion; and factors related to construction cost, including estimates of alternative designs or materials, preliminary budgets and possible economies.

C.            When Owner’s Project requirements have been sufficiently identified, the Contractor shall prepare, and periodically update, a preliminary Project schedule consistent with the schedule of Project milestones attached as Exhibit C to this Agreement (the “Project Milestones”) for review by the Owner, the Architect and engineers or other consultants hired or retained directly by Owner (collectively, “Owner’s Consultants”), and for the Owner’s approval. The Contractor shall obtain approval of the Architect and Owner’s Consultants for the portion of the preliminary Project schedule relating to the performance of their respective services.  The Contractor shall coordinate and integrate the preliminary Project schedule with the services and activities of the Owner, Architect, Owner’s Consultants and Contractor. As design proceeds, the preliminary Project schedule shall be updated to indicate proposed activity sequences and durations, milestone dates for receipt and approval of pertinent information, submittal of a Guaranteed Maximum Price proposal, preparation and processing of shop drawings and samples, delivery of materials or equipment requiring long-lead-time procurement, Owner’s occupancy and/or utilization requirements showing portions of the Project having occupancy and/or utilization priority, and proposed date of Substantial Completion (as defined in Article X).  If preliminary Project schedule updates indicate that previously approved schedules may not be met, the Contractor shall make appropriate recommendations to the Owner and Architect.

D.            At Owner’s request, the Contractor shall make recommendations to the Owner and Architect regarding the phased issuance of Drawings and Specifications to facilitate phased construction of the Work, taking into consideration such factors as economies, time of performance, availability of labor and materials, and provisions for temporary facilities.

E.            When the Owner has sufficiently identified the Project requirements and the Architect has prepared other basic design criteria, the Contractor shall prepare, for the review of the Architect and Owner’s Consultants and approval of the Owner, a preliminary cost estimate utilizing area, volume or similar conceptual estimating techniques.  When Schematic Design Documents have been prepared by the Architect and approved by the Owner, the Contractor shall prepare, for the review of the Architect and Owner’s Consultants and approval of the Owner, a more detailed estimate with supporting data. During the preparation of the Design Development Documents, the Contractor shall update and refine this estimate at appropriate intervals as designated by the Owner.  When Design Development Documents have been prepared by the Architect and approved by the Owner, the Contractor shall prepare a detailed estimate with supporting data for review by the Architect and Owner’s Consultants and approval by the Owner.  During the preparation of the Construction Documents, the Contractor shall update and refine this estimate at appropriate intervals as designated by the Owner. If any estimate submitted to the Owner exceeds previously approved estimates or the Owner’s budget, the Contractor shall make appropriate recommendations to the Owner and Architect.

F.             The Contractor shall seek to develop subcontractor interest in the Project and shall furnish to the Owner, Architect and Owner’s Consultants for their information a list of possible subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals will be requested for each principal portion of the Work.  The Owner or Architect will promptly reply in writing to the Contractor if the Architect, any of Owner’s Consultants or Owner has any objection to any such subcontractor or supplier.  The receipt of such list shall not require the Owner, Architect or Owner’s Consultants to investigate the qualifications of proposed subcontractors or suppliers, nor shall it waive the right of the Owner, Architect or Owner’s Consultants later to object to or reject any proposed subcontractor or supplier.

G.            The Contractor shall recommend to the Owner, Architect and Owner’s Consultants a schedule for procurement of long-lead-time items which will constitute part of the Work as required to meet the Project schedule. If such long-lead-time items are procured by the Owner, they shall be procured on terms and conditions reasonably acceptable to the Contractor.  Upon the Owner’s acceptance of the Contractor’s Guaranteed Maximum Price proposal, all contracts for such items shall be assigned by the Owner to the Contractor, who shall accept responsibility for such items as if procured by the Contractor.  The Contractor shall expedite the delivery of long-lead-time items.

H.            The Contractor does not warrant or guarantee estimates and schedules except as may be included as part of the Guaranteed Maximum Price and the final Project schedule and Construction Schedule approved by the Owner.  The recommendations and advice of the Contractor concerning design alternatives shall be subject to the review and approval of the Owner and the Owner’s professional consultants.  It is not the Contractor’s responsibility to ascertain that the Drawings and Specifications are in accordance with applicable Laws (as defined in Paragraph VI.B below).  However, if the Contractor recognizes that portions of the Drawings and Specifications are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing.

I.             The “Drawings” are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.  The “Specifications” are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.  The Contractor shall prepare various bid packages identifying an estimated Cost of the Work as the plans and specifications are developed and provided to the Contractor in order to facilitate the time of construction of the Work. Upon the completion of the final bid package the Contractor shall incorporate all bid packages into a “Guaranteed Maximum Price” (“GMP”), which shall be the sum of the estimated Cost of the Work and the Contractor’s Fee. As the Drawings and Specifications may not be fully complete at the time the bid packages are prepared, the Contractor shall provide in the bid packages for further development of the Drawings and Specifications by the Architect that is consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as material changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.  The estimated Cost of the Work shall include a proposed Contractor’s contingency (as approved by the Owner and set forth in the Amendment, as such term is defined in Paragraph II.L below, the “Contingency”) which shall consist of a sum reasonably and in good faith established by the Contractor to cover costs arising as a result of the further development of the Drawings and Specifications which are properly reimbursable as a Cost of the Work but are not the basis for a Change Order to the GMP.  The contingency shall not exceed 2% of the Cost of the Work. Owner and Contractor shall jointly administer the Contingency; however Owner shall not unreasonably withhold approval of its use.  Such Contingency is not to be used for scope changes or upgrades in quality, nor is it to be used for the convenience of Contractor in the ordinary scheduling or execution of the Work.

J.             The Contractor shall include with the bid packages and the GMP a written statement of its basis, which shall include:

1.             A list of the Drawings and Specifications, including all addenda thereto, which were used in preparation of the bid packages and the GMP.

2.             A list of allowances and a statement of their basis included in the bid packages and the GMP.

3.             A list of the clarifications and assumptions reasonably and in good faith made by the Contractor in the preparation of the bid packages and the GMP to supplement the information contained in the Drawings and Specifications.

4.             The proposed bid packages and the GMP, including a statement of the estimated cost organized by trade categories, allowances, contingency, and other items and the Contractor’s Fee that comprise the bid packages and the GMP.

5.             The date of Substantial Completion upon which the bid packages and the GMP is based, and a schedule of the issuance dates of the Drawings and Specifications upon which the date of Substantial Completion and the bid packages and the GMP are based.

K.            The Contractor shall meet with the Owner, Architect and, at Owner’s election, Owner’s Consultants to review the bid packages and the GMP and the written statement of its basis. In the event that the Owner or Architect discovers any inconsistencies or inaccuracies in the information presented, they shall promptly notify the Contractor, who shall make appropriate adjustments to the bid packages and the GMP, its basis, or both.

L.            Unless the Owner accepts the bid packages and the GMP in writing on or before the date specified in the bid packages and the GMP for such acceptance (which date shall in no event be earlier than ten (10) days following Owner’s receipt of such bid packages and the GMP) and so notifies the Contractor, the bid packages and the GMP shall not be effective without written acceptance by both the Owner and the Contractor. Prior to the Owner’s acceptance of the Contractor’s bid packages and the GMP for such bid packages, the Contractor shall not incur any cost to be reimbursed as part of the Cost of the Work, except as the Owner may specifically authorize in writing. Upon acceptance by the Owner of the bid packages, the GMP, and its basis, as well as the date by which the Contractor shall achieve Substantial Completion of the entire

Work, shall be set forth in an amendment to this Agreement, substantially in the form of Exhibit D attached hereto, and executed by both the Owner and the Contractor (the “Amendment”).

M.           The Owner shall authorize and cause the Architect to revise the Drawings and Specifications to the extent necessary to reflect the agreed-upon assumptions and clarifications contained in the Amendment. Such revised Drawings and Specifications shall be furnished to the Contractor in accordance with schedules agreed to by the Owner, Architect and Contractor. The Contractor shall promptly notify the Architect and Owner if such revised Drawings and Specifications are inconsistent with the agreed-upon assumptions and clarifications.

ARTICLE III

CONSTRUCTION PHASE

A.            The Construction Phase shall commence when the Contractor undertakes construction Work at the site.

B.            Promptly after the Owner’s acceptance of the GMP proposal, the Contractor shall prepare and submit for Owner’s approval a critical path method construction schedule for the entire Work (the “Construction Schedule”), which Construction Schedule shall be consistent with the Project Milestones and the Project schedule.  The Construction Schedule shall be attached as an exhibit to the Amendment.  The Construction Schedule shall not exceed time limits current under the Contract Documents (including, without limitation, the date for Substantial Completion), shall define major construction milestones, their sequences and elapsed completion time from date of this Agreement, shall include order and delivery dates for all long lead time materials and equipment, shall be related to the entire Project to the extent required by the Contract Documents, shall be revised (with the Owner’s approval) at appropriate intervals as required by conditions of the Work and the Project and shall provide for expeditious and practicable execution of the Work.  Contractor shall comply with the Construction Schedule, as such may be periodically updated, for the processing of all governmental approvals and permits, the pre-purchasing of materials and equipment and the attainment of designated milestones. In addition, Contractor shall prepare and keep current, for the Owner’s approval, a submittal schedule for all shop drawings, details, samples, equipment data and other submittal information required herein.

C.            The Contractor agrees to keep the Owner continually informed as to the progress of the Work, and the Contractor shall provide monthly written reports to the Owner and Architect on the progress of the entire Work. The Contractor shall maintain a daily log containing a record of weather, Subcontractors working on the site, number of workers, Work accomplished, problems encountered and other similar relevant data as the Owner may reasonably require. The log shall be available to the Owner and Architect. Throughout the performance of the Work, the Contractor will confer and cooperate with the Owner and will plan and execute the Work so as to ensure the timely and efficient completion thereof.

D.            The Contractor shall develop a system of cost control for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. The Contractor shall identify variances between actual and estimated costs and report the variances to the Owner and Architect at regular intervals.

E.            If Contractor shall be delayed at any time in the progress of the Work by any negligent or wrongful act of Owner or Architect (including, without limitation, Architect’s failure to comply with its contractual obligations with respect to design milestones or completion of the Drawings and Specifications), or any agent or employee of either, or by any contractor independently employed by Owner, or by changes in the Work ordered by Owner, or by labor disputes, fire, unusual delay in transportation, unavoidable casualties, or inclement weather, or by other causes beyond Contractor’s reasonable control, or by any other cause which Architect and Owner decide justify the delay (collectively, events of “Excusable Delay”), then the time allowed for the Work to be Substantially Completed shall be extended by the period of such delay; provided, however, that Contractor shall deliver written notice to Architect and Owner, within five (5) business days after the cause of such delay is known, or reasonably should be known, to Contractor, of the fact and estimated extent of such delay, and Contractor shall cause its Subcontractors (as defined in Article VIII below) to give similar notice of any such delay. In the case of a continuing cause of delay, only one claim is necessary as long as it is submitted within five (5) business days from the date that the cause first became known, or reasonably should have become known, to Contractor.  Extensions of time for inclement weather will not be granted unless the cumulative number of days of inclement weather exceeds the average number of inclement weather days as reported by the National Weather Service and such inclement weather causes a delay in the critical path of the Work.

F.             In accordance with the Project Milestones, the Construction Phase (inclusive of any applicable commissioning) shall have a duration of ninety-eight (98) weeks, and Contractor shall Substantially Complete the Work on or before that date which is one hundred (100) weeks following the commencement of the Construction Phase, subject to modification if the plans and specifications are not provided to the Contractor in a manner sufficient to not hinder or slow the prosecution of the Work by the Contractor. Owner and Contractor hereby acknowledge and agree that the Owner’s actual damages in the event the Work is not Substantially Completed within such one hundred (100) week time period would be extremely difficult or impracticable to determine.  After negotiation, the parties have agreed that the following amounts constitute a reasonable estimate of the damages Owner would incur in such event.  Therefore, if the Work is not Substantially Completed on or before that date which is one hundred (100) weeks following the commencement of the Construction Phase, Contractor shall pay to Owner as liquidated damages, and not as a penalty, an amount equal to Five Hundred Dollars ($500) per calendar day for the first fourteen (14) days, then Two Thousand Dollars ($2,000) per calendar day thereafter, for each day beyond such one hundred (100) week period that it takes for the Work to be Substantially Completed.

ARTICLE IV

COST OF THE WORK

A.            Owner agrees to reimburse Contractor for the Cost of the Work (as defined in Paragraph IV.E below), and to pay to Contractor the Contractor’s Fee (as defined in Paragraph IV.C below).  Contractor guarantees that the maximum price to the Owner for the

Cost of the Work and the Contractor’s Fee (collectively, the “Contract Sum”), subject to authorized adjustments, shall not exceed the Guaranteed Maximum Price, hereinafter sometimes referred to as the “GMP.”

B.            Allowances for items of equipment and materials (each, an “Allowance”), inclusive of the Contractor’s Fee applicable to the Cost of the Work for each such Allowance, are included in the GMP to the extent the Contract Documents are not sufficiently specific to permit Subcontractor or vendor pricing for such items.  From time to time after commencement of performance of the Work, Owner shall cause Drawings and Specifications for the Allowances, or portions thereof, to be delivered to Contractor. Such Drawings and Specifications shall be deemed to be part of the Contract Documents.  Contractor shall obtain bids for all Allowance items in accordance with the procedure set forth in Article VIII below.  If the actual Cost of the Work with respect to an item covered by an Allowance is greater than the Allowance, the Contractor shall be paid the actual Cost of the Work for such item and the Contractor’s Fee shall be increased proportionately to reflect the increase in the Cost of the Work.  The Guaranteed Maximum Price shall be increased by the aggregate amount of such excess costs and fees.  If the actual Cost of the Work for an item is less than the Allowance for that item, the Guaranteed Maximum Price shall be decreased by the aggregate of the difference between the Allowance and the actual Cost of the Work for such item, plus an amount reflecting the proportionate decrease in the Contractor’s Fee resulting from the decrease in the Cost of the Work.  Any such increases or decreases in the Guaranteed Maximum Price and payments relating thereto shall be confirmed in a Change Order pursuant to the provisions of Article V below.

C.            In consideration of the performance of this Agreement, Owner agrees to pay to Contractor in current funds as compensation for its Construction Phase services and for Contractor’s profit and overhead (including, without limitation, all off-site personnel costs except to the extent the same are expressly designated a Cost of the Work pursuant to the provisions of this Agreement) a Construction Manager and General Contractor’s fee equal to One Million Three Hundred Twenty Thousand Five Hundred Dollars ($1,320,500) (the “Contractor’s Fee”). The Contractor’s Fee shall be payable in pro rata installments in accordance with the progress payment provisions of Article VII (including provisions for retention).

D.            In the event the Cost of the Work plus the Contractor’s Fee shall equal a sum which is less than the Guaranteed Maximum Price, as adjusted pursuant to the terms of this Agreement, the resulting savings shall be returned one hundred percent (100%) to Owner.

E.            The term “Cost of the Work” shall mean only those costs actually, reasonably and necessarily incurred by Contractor in the proper performance of the Work at rates no higher than the standard paid at the place of the Project, including, without limitation the following:

1.             Application, permit, license, and testing fees required commencing and performing the Work, with the exception of testing fees related to defective or nonconforming Work.

2.             Losses, expenses, damages and costs reasonably sustained or incurred by Contractor in connection with the Work, including rebuilding or restoring the Work, when not compensated by insurance or third parties.

3.             Rental charges of all machinery and equipment, exclusive of hand tools, used for the performance of the Work and not customarily owned by construction workers, whether rented from the Contractor or others, including installations, repairs and replacements, dismantling, removal, and costs of lubrication, transportation and delivery thereof. Notwithstanding the foregoing, any rented machinery or equipment shall be subject to the prior written approval of Owner. The rental rates for such machinery and equipment shall not exceed eighty percent (80%) of the blue book rates for such machinery and equipment, and the total rental charges shall not exceed the fair market value of such machinery and equipment.  Equipment rental rates shall in no event exceed the rates set forth on Exhibit E attached hereto.

4.             All sales, use, gross receipts and other taxes related to purchases made in connection with the Work which are imposed by any governmental authority and for which Contractor is liable.  Contractor shall provide monthly reports to Owner throughout the Construction Phase evidencing all such taxes paid with respect to the Work.

5.             Costs of insurance policies required to be furnished by Contractor under the Contract, including the costs of all insurance policies referenced in Paragraph XIII.C.2 of this Agreement (other than workers’ compensation insurance, the cost of which shall be included in Contractor’s labor rates), which costs shall be a fixed amount equal to 0.6% of the Cost of the Work (exclusive of insurance and bond costs); and costs of bonds required to be furnished by Contractor under the Contract in the amounts specified in the Schedule of Values which is to be attached as an exhibit to the Amendment (the “Schedule of Values”).

6.             The following costs incurred by Contractor, as specified in the Schedule of Values:

(a)           All labor costs billed at the rates specified in Exhibit H with respect to personnel in the direct employ of Contractor in the performance of the Work.  Any portion of the Work performed by Contractor’s own forces shall be billed for material and supplies at actual direct costs (as evidenced by invoices), Contractor’s equipment billed at the rates specified in Exhibit E, and Contractor’s employees billed per the rates specified in Exhibit H plus a mark-up of seven percent (7%) of such cost as identified herein

(b)           Salaries and related standard fringe benefits of Contractor’s employees whether or not stationed at the Project site, prorated to reflect only such portion of their time as they have devoted to the Work, in accordance with and as more particularly set forth in Exhibit F and Exhibit H attached hereto.

(c)           Costs of all materials, supplies and equipment used in connection with or incorporated into the Work, including costs of transportation and storage thereof.

(d)           Costs, including transportation and maintenance, of all materials, supplies, equipment, temporary facilities and, to the extent not actually or customarily owned by the Contractor’s or any Subcontractor’s own forces, hand tools which are employed or consumed in the performance of the Work.  All purchases of such materials, supplies, equipment, temporary facilities and hand tools shall be recorded in a log maintained at the Project site or Contractor’s principal office and shall be subject to inspection by Owner upon demand. Any such materials, supplies, equipment or tools not owned by the workmen which are used, but not consumed, in the performance of the Work shall remain the property of the Contractor upon completion of the Work; provided, however, that with respect to any such equipment or tools which cost in excess of $250 and have a useful life of more than one year, the cost of same shall be adjusted as appropriate on the basis of their market value.

(e)           Miscellaneous expenses such as facsimiles, telephone services, express mail, and similar petty cash items directly related to the Work and customarily incurred in projects of this nature.

(f)            Costs (excluding promotional expenses, costs of safety awards and incentives, medical expenses, drug testing expenses) incurred in connection with job safety requirements for the performance of the Work such as handrails, ramps, barricades, warning lights, and required scaffolding, and costs incurred due to an emergency affecting the safety of persons or property.

(g)           Costs of removal of debris and the final building clean up.

(h)           Amounts due to all Subcontractors under subcontracts related to the performance of the Work plus any costs incurred by the Contractor in taking over, in whole or in part, the work of a Subcontractor or the costs incurred in replacing a Subcontractor for cause. The Contractor is entitled to an appropriate adjustment in the Guaranteed Maximum Price due to such occurrences.

(i)            Costs for electronic equipment and software charged at a rate of $1.81 per employee hour billed to this Project of those employees identified in Article IV.E.6. (b) above.

(j)            Cost for cellular smart phones equipment and service charged at a rate of $143.00 per employee per month (prorated if less than full time) of those employees identified in Article IV.E.6.(b) above.

(k)           Cost for Vela [BIM360Field] Quality Control, Issue Tracking, Punch List software, service and equipment, for use by Okland, Owner, Architects and interface with subcontractors at a fixed cost of $23,116.

F.             The term Cost of the Work shall not include any of the following:

1.             Salaries of the off-site employees of Contractor except as expressly set forth in Paragraph IV.E.6 above. Interns, quality assurance employees, IT personnel shall not be included as a Cost of the Work unless written authorization is granted by the Owner.

2.             Overhead or general expenses of any kind, except as may be expressly provided otherwise in this Agreement.

3.             Contractor’s capital expenses, including interest on Contractor’s capital employed either in construction plants or in expenditures on the Work, except as may be expressly provided otherwise in this Agreement.

4.             Expenses of Contractor’s principal office and offices other than the site office.

5.             Rental costs of machinery and equipment, except as expressly provided in Paragraph IV.E above.

6.             Costs due to any warranty work required from Contractor or due to the fault or negligence of, or the breach of this Agreement or any other agreement related to the Work by, Contractor, any Subcontractor, anyone directly or indirectly employed by any of them, or anyone for whose acts any of them may be liable, including, but not limited to, costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, making good damage to property not forming part of the Work, or repair of casualty losses not included in Paragraph IV.E above.

7.             Fines, penalties, assessments and other costs related to the failure of Contractor or any Subcontractor to comply with any provision of this Agreement and with all applicable provisions of the Federal Occupational Safety and Health Act, any state equivalent thereof, federal and state fair employment laws, and federal and state wage and hours laws.

8.             Any cost not specifically and expressly described in Paragraph IV.E.

9.             Cost of overtime premium required to meet the Construction Schedule.  Contractor may work overtime and be paid for overtime provided that such overtime does not require a Change Order or cause the Guaranteed Maximum Price to be exceeded, and provided further that such overtime shall not be a charge against the Contingency without Owner’s prior written approval in each instance. Contractor shall be reimbursed by Owner for overtime if requested by Owner to accelerate the Construction Schedule and/or to make up days lost by issues beyond Contractor’s or any Subcontractor’s control.

10.          Cost of consultants unless approved by Owner in writing (with the exception of costs of design-build subcontractor consultants included in the applicable subcontract sums).

11.          Costs that would cause the Guaranteed Maximum Price to be exceeded.

12.          Amounts to be paid by Contractor for federal, state or local income and franchise taxes.

13.          Increases in the Cost of the Work caused by events of Excusable Delay, except to the extent otherwise provided by way of Change Order.

14.          Salaries of corporate officers, directors, key administrators, or sales personnel of Contractor, except as expressly provided in Paragraph IV.E above.

15.                               Any costs due to weather delays, provided that the cumulative number of days of inclement weather does not exceed the average number of inclement weather days as reported by the National Weather Service.

16.                               Costs of General Conditions that are specifically identified in Part (a) of Exhibit G attached hereto in excess of the lump sum aggregate amount therefor as set forth in such Exhibit G; and costs of General Conditions that are not specifically identified in Part (a) of Exhibit G attached hereto in excess of the amount therefor as set forth in the Schedule of Values.

G.                                    The following items shall be credited against the Cost of the Work or shall be reimbursed by Contractor to Owner:

1.                                      Proceeds of any sale by Contractor of surplus materials, construction equipment, and temporary structures which have been charged to the Cost of the Work (other than as a rental charge), whether such sale is made to Owner, to Contractor, or to a third party, plus the fair market value of non-expendable tools purchased by the Contractor.

2.                                      Discounts obtained on payments made by the Contractor shall accrue to the Owner, provided that either (a) before making the payment, the Contractor included the subject payment in an Application for Payment and received payment from the Owner, or (b) the Owner has deposited funds with the Contractor with which to make the payment. The Contractor shall obtain all possible trade and time discounts on bills for materials, supplies and equipment furnished, and shall pay said bills within the discount periods, provided that Owner timely pays Contractor pursuant to the terms of this Agreement.

3.                                      The full amount of any deposits originally funded by or charged to Owner, which have been returned to the Contractor.

H.                                   Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Agreement, and Contractor’s accounting and control systems shall be satisfactory to Owner. Owner and Owner’s accountants shall have access to, and shall be permitted to copy and audit, Contractor’s records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Agreement, and Contractor shall preserve such items for a period of five (5) years after final payment, or for such longer period as may be required by law.

ARTICLE V

CHANGES IN THE WORK

A.                                    Owner may from time to time, by written instructions or drawings issued to the Contractor, make changes in the Work, issue additional instructions, require additional work, or direct the omission of work previously ordered, and the provisions of this Agreement shall apply to all such changes, modifications, additions and omissions with the same effect as if they were embodied in the original Drawings and Specifications.  Any such change, modification, addition or omission shall be documented by a “Change Order.”  A Change Order shall consist of a written document signed by Owner and Contractor describing the change in the Work, the amount of adjustment, if any, to the Guaranteed Maximum Price and the adjustment, if any, to the date of Substantial Completion.

B.                                    Owner may request changes in the Work by giving Contractor a written Change Order request (“Change Order Request”), setting forth the nature of the requested change. Upon receipt of a Change Order Request, Contractor shall promptly furnish to Owner a statement setting forth in detail (with a labor and material breakdown by trade and work classification) Contractor’s good faith estimate of (i) the changes, be they additive or deductive in nature, in the Guaranteed Maximum Price attributable to the changes set forth in such Change Order Request, and (ii) the adjustment, if any, to the date of Substantial Completion resulting from such Change Order Request.  Upon approval by Owner, a Change Order shall be issued and the Guaranteed Maximum Price and, if applicable, the date of Substantial Completion shall be adjusted as set forth in such Change Order.

C.                                    If a Change Order results in additional costs in order to prosecute the Work, Owner shall pay to Contractor the amount of such additional costs and the Guaranteed Maximum Price specified in Article IV shall be increased by the amount of such additional costs. If a Change Order results in a decrease in the Cost of the Work, the Guaranteed Maximum Price shall be decreased by the amount of the decrease. Additional costs shall be limited to (a) costs of labor; (b) costs of materials, supplies and equipment; (c) rental costs of machinery and equipment, exclusive of hand tools; and (d) additional costs of supervision and field office personnel directly attributable to the change all subject to the provisions of Article IV E applicable generally to Cost of the Work. Contractor shall be paid in accordance with Article VII for Work done pursuant to a Change Order as such Work progresses, said payments to include a pro rata portion of the overhead and profit fee based on the percentage of completion of the Work done under the Change Order. Retention will be held on any such Change Order Work in accordance with Article VII. Except for the addition to the Work of the data center build-out, for changes in the Work, the Contractor’s Fee shall not be adjusted unless such changes result in major, reasonably unforeseeable and unplanned-for changes in the Work that total more than Four Million Dollars ($4,000,000) in aggregate (“Major Change”), in which case the Contractor’s fee will be increased by One and Nine Tenths Percent (1.9%) of the amount of the Major Change. For the addition of the data center build-out to the Work the Contractor’s fee will be increased by One and Nine Tenths Percent (1.9%) of the amount of the cost of the data center build-out.

D.                                    Should concealed or latent conditions be encountered in performance of the Work, or should concealed or unknown conditions be at variance with the conditions indicated on the Drawings and Specifications, or should unknown physical conditions or concealed or unknown conditions of an unusual nature which differ materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Agreement be encountered, then, subject to Owner’s approval of Architect’s confirmation of such concealed or latent conditions (which approval will not be unreasonably withheld), Contractor shall be compensated for any additional costs resulting from any such conditions from the Contingency (but in no event to exceed an amount equal to ten percent (10%) of the Contingency) and then by Change Order in accordance with this Article V (and the Guaranteed Maximum Price shall be adjusted accordingly), and the time for completion of the Work shall be equitably adjusted upon claim by either party made within twenty (20) days after the first observance of the conditions.  Notwithstanding anything to the contrary contained herein, Contractor shall not be compensated for additional costs resulting from any conditions that Contractor discovers if, following such discovery, Contractor proceeds with the Work without first notifying Owner of such conditions and receiving written notice from Owner to proceed with the Work. Contractor shall promptly report errors, inconsistencies or omissions discovered by Contractor to Architect and Owner.

ARTICLE VI

CONTRACTOR’S DUTIES AND STATUS

A.                                    Contractor recognizes the relationship of trust and confidence established between Contractor and the Owner by this Agreement. Contractor covenants with the Owner to furnish its best skill and judgment and to cooperate with the Architect in promoting the interest of the Owner. Contractor agrees to (a) furnish efficient business administration and superintendence, (b) keep upon the Work at all times an adequate supply of skilled and qualified workmen and materials; (c) secure the execution of the Work in an expeditious and economical manner; and (d) maintain quality standards commensurate with nationally known contractors. Owner and Architect shall at all times have access to the Work for review thereof.  In addition to the obligations set forth in Article III above and this Article VI, Contractor’s Construction Phase services shall include those set forth on Exhibit A attached hereto.

B.                                    The Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner and shall at once report to the Architect and Owner errors, inconsistencies or omissions discovered, including, without limitation, any variance from applicable laws, statutes, ordinances, building codes, rules, regulations or lawful orders of public authorities or from any recorded covenants of which the Contractor has knowledge or should have knowledge in the exercise of reasonable care (all of the foregoing, collectively, “Laws”).  The Contractor shall not be liable to the Owner or Architect for damage resulting solely from errors, inconsistencies or omissions in the Contract Documents unless the Contractor recognized (or, utilizing a standard of due care and diligence, should have recognized) such error, inconsistency or omission and knowingly failed to report it to the Architect and Owner.  If the Contractor performs any construction activity knowing it involves error, inconsistency or omission (including, without limitation, any variance from applicable Laws) in the Contract Documents without such notice to the Architect and Owner, the Contractor shall assume appropriate responsibility for such performance and shall bear the attributable costs for correction.  Nothing in this paragraph shall relieve the Contractor from responsibility to use good faith efforts in its examination and review of the existing conditions at the Project site, the Construction Schedule, and the Contract Documents, to the end that errors, omissions or inconsistencies in the Contract Documents that are discovered by the Contractor in the course of the Contractor’s required duties hereunder shall be promptly reported to the Architect and Owner.

C.                                    Before ordering any materials or doing any Work, Contractor and each of its Subcontractors shall verify all measurements at the site and shall be responsible for the correctness of same.  It shall be understood as part of this Agreement that Contractor and each of its Subcontractors visited the site and examined the environs and satisfied themselves as to the conditions under which they would be required to perform the Work.  No allowance shall be made on behalf of Contractor or any Subcontractor for any failure to so acquaint themselves with working conditions except concealed and unforeseeable conditions.

D.                                    The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention.  The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters.

E.                                     The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and any other persons performing portions of the Work under a contract with or through the Contractor or claiming by, through or under the Contractor and for any damages, losses, costs and expenses resulting from such acts or omissions.

F.                                      The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect’s administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

G.                                    The Contractor shall be responsible for inspection of portions of Work already performed under the Contract to determine that such portions are in proper condition to receive subsequent Work; provided, however, that Contractor shall not be responsible for retaining outside inspection agencies in connection with such inspection.

H.                                   If any of the Work is required to be inspected or approved by any public authority, the Contractor shall cause such inspection or approval to be performed. No inspection performed or not performed by the Owner shall be a waiver of any of the Contractor’s obligations hereunder or be construed as an approval or acceptance of the Work or any part thereof.

I.                                        Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent in nature and whether or not incorporated or to be incorporated in the Work.  Without limiting the generality of the foregoing, unless otherwise directed by Owner in writing, Contractor shall be responsible for all required infrastructure and utility connections with respect to the Work (including, without limitation, water, gas, electrical and sewer) and for procuring all applicable governmental authorizations and approvals in connection with the same. Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities arid services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

J.                                        The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.  By notice to the Contractor, the Owner shall have the right to require the Contractor to remove and replace any personnel assigned to the Project which are unacceptable to Owner in Owner’s reasonable discretion.  Any substitutions of personnel, whether due to termination of employment, request of Owner or otherwise, shall be subject to Owner’s prior written approval.

K.                                   Owner shall notify Contractor if at any time the work of any Subcontractor is unsatisfactory to Owner or Owner believes that any Subcontractor is careless, incompetent, unskilled or otherwise objectionable; and Contractor, upon Contractor’s reasonable determination that Owner’s concerns are valid and cannot otherwise be remedied, shall dismiss such Subcontractor in accordance with standard construction industry labor practices.

L.                                     Contractor shall construct and complete the Project in accordance with the Contract Documents.  Contractor represents and warrants that it is an experienced general contractor and that it has inspected and is familiar with all visible conditions at the Project site. It shall be the obligation of Contractor to review the Contract Documents to determine and to notify the Owner and the Architect of any discrepancy with building codes and regulations of which the Contractor has knowledge.  The Contractor shall not violate any zoning, setback or other locational requirements of applicable Laws.  If the Contractor observes that portions of the Contract Documents are at variance with applicable Laws, the Contractor promptly shall notify the Owner and Architect in writing, and necessary changes shall be accomplished by appropriate Change Order.  If Contractor performs any Work, which it knows is contrary to applicable Laws, the Contractor shall assume appropriate responsibility therefor and shall bear the costs and expenses attributable thereto.

M.                                 Contractor shall prepare as part of the Work all shop and other detailed drawings that are required to enable Contractor to perform the Work.  Before submitting shop drawings for review, Contractor shall check drawings of all Subcontractors for conformity with Contract requirements, and Contractor shall see that all work contiguous with and having bearing on the Work indicated on the shop drawings is accurately and distinctly illustrated.  Contractor shall stamp the drawings as evidence that such drawings have been checked, approved or corrected. Such stamp shall constitute Contractor’s warranty to Owner and Architect that (a) Contractor has utilized reasonable efforts expected of highly experienced contractors to insure that such drawings are in strict conformity with the Drawings and Specifications, and (b) such submitted shop and other drawings have been coordinated with other components of the Work.  Architect will review and approve shop drawings and other submissions for general conformance with the design concept only and such review shall not relieve Contractor and each Subcontractor from the responsibility for adherence to this Agreement concerning quantity and quality of materials and workmanship, nor shall it relieve Contractor of the responsibility for the accuracy and completeness of other details, such as dimensions and tolerance, or for proper assembly, installation and performance.

N.                                    Owner reserves the right to perform construction or operations related to the Project with Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site; provided, however, that

Owner shall use all reasonable efforts to ensure that the exercise of such right does not interfere with the Construction Schedule or create labor disputes.

O.                                    The Contractor shall comply with and give notices required by applicable Laws bearing on performance of the Work.

P.                                      Notwithstanding the fact that a dispute, controversy or question shall have arisen in the interpretation of any provision of this Agreement or any of the other Contract Documents, the performance of any Work, the delivery of any material, the payment of any monies to Contractor, or otherwise, Contractor agrees that it will not directly or indirectly stop or delay the Work, or any part thereof, or stop or delay the delivery of any materials on its part required to be furnished under this Agreement, pending the determination of such dispute or controversy. Owner shall continue to make payments for Work that is not the subject of a dispute.

Q.                                    Contractor at all times shall keep the Project free from accumulation of waste materials or rubbish caused by its operations.  Contractor shall be responsible for managing all waste generated by the Work, including, without limitation, the management, treatment, neutralization, removal and disposal of such waste in accordance with all applicable Laws. At the completion of the Work, Contractor shall remove all of Contractor’s waste materials and rubbish from and about the Project, as well as all of Contractor’s tools, construction equipment, machinery and surplus materials, and shall leave the Work clean and ready for use and occupancy in accord with the standards of a first class facility. If the Contractor fails to clean up as provided in the Contract Documents, the Owner, upon three (3) business days notice to Contractor, may do so and the cost thereof shall be charged to the Contractor who shall pay such cost immediately upon demand by Owner.

R.                                    The Contractor shall maintain a neat, clean, and complete set of Drawings and Specifications on the job, which shall be kept current on a regular basis, for the purposes of marking in all deviations from the original Drawings and Specifications and creating a detailed and accurate set of Drawings and Specifications reflecting the as-built condition of the Work (the “As-Built Drawings and Specifications”).  There shall be noted therein the actual locations of underground lines, stub outs, and similar items.  Contractor shall deliver to Owner copies of the As-Built Drawings and Specifications in accordance with Paragraph X.D below, and the As-Built Drawings and Specifications shall constitute the sole property of Owner.

S.                                      Contractor shall take all necessary precautions required in order not to jeopardize the health and/or safety of Contractor’s personnel or property, Owner’s or other contractors’ personnel or property, or members of the general public or their property.  Contractor shall handle and store equipment and materials in a safe and orderly manner and so as not to hinder access to other portions of the Project site.  Contractor shall perform the Work in accordance with all applicable Laws relating to health and/or safety of persons or property (including, without limitation, the occupational health and safety legislation applicable to the place of the Work, and the standards and regulations issued thereunder), shall implement all practices, procedures and programs customarily implemented by construction contractors for projects of a similar nature, and shall take such other actions as may be deemed prudent by Owner or Owner’s insurance carriers to protect the health and/or safety of persons and property; provided that, to the extent the requirements of applicable Laws and the requirements of Owner differ, the more stringent shall apply.  The Contractor further agrees, in addition to the obligations set forth herein and elsewhere in the Contract, to comply with all applicable Laws and practices pertaining to employment standards, human rights, occupational health and safety, labor relations, workers’ compensation, pay equity and employment equity and all other Laws applicable to its employees.

T.                                     The Contractor is responsible for compliance with the Contract Documents regarding Hazardous Substances (as defined below).  If Contractor encounters a Hazardous Substance not addressed in the Contract Documents, and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from such Hazardous Substance, Contractor shall immediately stop Work in the affected area and report the condition to Owner and Architect in writing.  Work in the affected area shall resume upon written notice by Owner to Contractor that such Hazardous Substance has been removed or otherwise mitigated.  Notwithstanding anything to the contrary contained in this Agreement, the Contractor will develop and follow procedures for the storage, use and disposal of Hazardous Substances, which procedures are to be in accordance with all applicable environmental Laws and the Owner’s reasonable instructions provided to the Contractor from time to time. The Contractor will perform monitoring activities and file environmental test results as required by Law and maintain a copy of such results at the place of the Work for the Owner’s review upon request.  Unless the Owner notifies the Contractor otherwise, the Contractor must obtain the Owner’s prior written approval before bringing on to the place of the Work any Hazardous Substance or causing any hazardous condition at the place of the Work. The Contractor will request the Owner’s prior written approval by submitting to the Owner a Material Safety Data Sheet (“MSDS”) for the place of the Work listing the types and volumes of the Hazardous Substances the Contractor intends to bring to the place of the Work and the types of hazardous conditions the Contractor intends to cause at the place of the Work.  The Contractor will inform the Owner of any changes in the components of the controlled substances through the issuance of an updated MSDS.  All MSDS’s on file with the Owner will be updated as required by Law, regardless of whether the substances have changed or not.

The Contractor will immediately notify the Owner of any notice it receives from any governmental authority of any actual or potential violation of any environmental Law and will cooperate with the Owner in responding to such notice and in correcting or contesting such violation.

For purposes of this Agreement, “Hazardous Substances” means any and all substances, materials and/or wastes now or hereafter identified as hazardous or toxic by any federal, state or local Law related to the protection of the environment or worker safety and health and applicable to the Work, including without limitation all explosive or regulated radioactive materials, toxic substances, petroleum (including crude oil or any faction thereof) or petroleum distillates, insecticides, pesticides, special wastes, including asbestos, industrial substances or wastes, polychlorinated biphenyls and any constituent of any such substances or wastes.

ARTICLE VII

PROGRESS PAYMENTS

Owner agrees to make progress payments to Contractor for the Construction Phase services according to the following procedures.

A.                                    The Schedule of Values shall be used as a basis for Contractor’s Applications for Payment (as defined in Paragraph VII.B below).

B.                                    Contractor, on or before the first day of each month during the Construction Phase, shall deliver to Owner and Architect an application for payment (“Application for Payment”) showing as of the end of the month covered by the Application for Payment the percentage of completion of the Work performed under this Agreement, the value of said completed Work based on the Schedule of Values, and the amount due and owing to Contractor under the terms of this Agreement, including amounts due under any fully executed Change Orders. Each Application for Payment shall be submitted on AIA forms G702 and G703 or similar, and shall contain such supporting data as Owner may reasonably require.  Without limiting the generality of the foregoing, with each Application for Payment Contractor shall submit any other evidence (such as, but not limited to, payrolls, petty cash accounts, receipted invoices and/or invoices with check vouchers attached) required by Owner or Architect to demonstrate that cash disbursements already made by Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by Contractor; less (2) that portion of those payments attributable to the Contractor’s Fee; plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage applicable to prior progress payments.  In addition, Contractor’s Applications for Payment shall be submitted together with: (a) conditional waivers and releases of liens, stop notices and bond rights for the current Application for Payment, and unconditional waivers and releases of liens, stop notices and bond rights for all prior payments, from Contractor, all Subcontractors, and anyone having lien rights, stop notice rights or rights against a bond for the Project, all of which waivers and releases shall be on forms approved by Owner and in compliance with applicable Laws; (b) Contractor’s Declaration to Procure Payment, in a form approved by Owner, listing all persons and firms who have furnished subcontract work, equipment or materials to the Contractor for the Project and stating that full payment for all such work, equipment and materials has been made except as otherwise stated therein; and (c) such additional documents as the Owner may reasonably require.  Materials and equipment shall be considered completed items of Work for purposes of an Application for Payment, and may be included therein.  Contractor shall not make advance payments to Contractor’s Subcontractors (including, without limitation, materialmen or suppliers) without Owner’s prior written approval.

C.                                    Within forty-five (45) days after receipt by Owner of an approved Application for Payment, and provided Contractor is not in default under this Agreement, Owner shall pay to Contractor the amount approved for payment; provided, however, that if any item on the Application for Payment is disputed, Contractor promptly shall be notified of such dispute and shall submit verification of such item or a revised Application for Payment.  This procedure, however, shall not be deemed cause for any delay in making a progress payment within forty-five (45) days of the Application for Payment with regard to all undisputed items.

D.                                    There shall be a five percent (5%) retention on progress payments for the Work per Utah State Statute. All funds retained shall be released in accordance with Article X.

E.                                     Should Contractor neglect or refuse to pay, within thirty (30) days after it falls due, any bill legitimately incurred and due by it hereunder which has been paid on a progress payment basis, Owner, after giving five (5) days written notice to Contractor of its intention to do so, shall have the right but not the obligation to pay such bill directly.  In such event, said payment shall be treated as a progress payment made for the benefit of Contractor.

F.                                      Contractor shall promptly pay each Subcontractor (including, without limitation, any materialman and supplier), upon receipt of payment from Owner, out of the amount paid to Contractor on account of such Subcontractor’s portion of the Work, the amount to which such Subcontractor is entitled, reflecting percentages actually retained from payments to Contractor on account of such Subcontractor’s portion of the Work. Contractor shall, by appropriate agreement with each Subcontractor, require such Subcontractor to make payments to sub-subcontractors in similar manner.

G.                                    Each Application for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.  The percentage of completion shall be the lesser of (a) the percentage of that portion of the Work actually completed as of the date the Application for Payment is submitted to Owner; or (b) the percentage obtained by dividing (i) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment, by (ii) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the Schedule of Values.  Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

1.                                      Take that portion of the Guaranteed Maximum Price properly allocable to completed Work (including materials and equipment actually incorporated into the Work as of the date the Application for Payment is submitted to Owner) as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the Schedule of Values, less retainage of five percent (5%) in accordance with Paragraph VII.D above.

2.                                      Add the Contractor’s Fee, less retainage of five percent (5%).  The amount of the Contractor’s Fee shall be computed upon the Cost of the Work described in the two preceding clauses at the rate stated in Article IV.

3.                                      Subtract the aggregate of previous payments made by Owner.

4.                                      Subtract the shortfall, if any, indicated by Contractor in the documentation required to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s accountants in such documentation.

5.                                      Subtract amounts, if any, for which Architect or Owner has withheld or nullified a Certificate for Payment.

H.                                   Except with Owner’s prior approval, payments to Subcontractors included in Contractor’s Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

1.                                      Take that portion of the subcontract sum properly allocable to completed Work (including materials and equipment actually incorporated into the Work as of the date the Application for Payment is submitted to Owner) as determined by multiplying the percentage of completion of each portion of the Subcontractor’s Work by the share of the total subcontract sum allocated to that portion of the Work in the Subcontractor’s Schedule of Values, less retainage of five percent (5%).

2.                                      Subtract the aggregate of previous payments made by Contractor to the Subcontractor.

3.                                      Subtract amounts, if any, for which Architect or Owner has withheld or nullified a Certificate for Payment by Owner to Contractor for reasons that are the fault of the Subcontractor.

4.                                      Add, upon Substantial Completion of the entire Work of Contractor, a sum sufficient to increase the total payments to the Subcontractor to one hundred percent (100%) of the subcontract sum, less amounts, if any, for incomplete Work and unsettled claims. The subcontract sum is the total amount stipulated in the subcontract to be paid by Contractor to the Subcontractor for the Subcontractor’s performance of the subcontract.

I.                                        The initial payment to Contractor hereunder is conditioned upon Contractor’s having obtained all requisite consents, approvals, licenses and permits of governmental authorities required to be obtained by Contractor and necessary and appropriate to perform the Work in accordance with the Contract Documents (or, to the extent such consents, approvals, licenses and permits have not yet been obtained, the lack of which would not have a material adverse effect on the Work or be contrary to applicable Law, the Contractor provides satisfactory evidence to Owner of Contractor’s ability to obtain such consents, approvals, licenses and permits as and when needed to perform the Work).

J.                                        Nothing contained in this Article VII shall be construed to affect the right to reject in whole or in part any of the Work, should such Work later be found not to comply with the provisions of this Agreement or any of the other Contract Documents. All progress payments are subject to review and correction on subsequent progress payments and/or on the final payment, to such extent as may be necessary in the reasonable opinion of Owner to protect Owner from loss arising from the default of Contractor or the existence of claims. Payment by Owner and acceptance by Contractor of progress payments based on periodic estimates of quantities of Work performed shall not, in any way, constitute acceptance of the estimated quantities used as the basis for computing the amounts of the progress payments.

ARTICLE VIII

SUBCONTRACTORS

All portions of the Work shall be performed by Contractor or under subcontracts entered into by Contractor. Owner may require Contractor to obtain bids for portions of the Work that Contractor desires to self-perform from qualified Subcontractors.  Decisions on who will perform such work will be made by Owner. As used herein, the term “Subcontractor” shall mean a person or entity who has a contract with or through the Contractor to perform a portion of the Work, or to supply materials or equipment with respect to the Work, and includes subcontractors at every tier, including design-build subcontractors, material and equipment suppliers, vendors and sub-subcontractors, but does not include a separate contractor of Owner or subcontractors of a separate contractor.  Owner shall have the right to approve all Subcontractors.  The Contractor shall require each Subcontractor, of whatever tier, to agree in writing to be bound by the terms of the Contract Documents insofar as they apply to such Subcontractor’s performance of the Work.  Each subcontract, whether between Contractor and a Subcontractor or between any Subcontractor and a lower-tier Subcontractor, shall state that the Owner and its successors and assigns are intended third-party beneficiaries of such subcontract and shall contain an indemnity and hold harmless in favor of the Owner and its officers, employees, agents, successors and assigns against all claims, damages, losses, costs and expenses, including reasonable attorneys’ fees, caused by the negligent acts or omissions of the Subcontractor or its employees, agents or consultants in connection with the Work.  Contractor shall be fully responsible for all portions of the Work performed by Subcontractors, and Contractor shall be liable for all acts and omissions of any Subcontractor.  Unless otherwise approved by the Owner, Contractor shall obtain a minimum of three (3) responsive bids from Subcontractors, including suppliers of materials or equipment fabricated especially for the Work (except that work normally done by the Contractor may be negotiated with Owner at Owner’s request), all of which bids shall be presented to the Contractor as sealed bids. Each bidder shall be required to furnish its hourly rates for regular and overtime labor (including full labor burden) with its bid.  Contractor shall summarize the bid results for each component of the Work in a spreadsheet format, including all analysis and adjustments necessary to permit a meaningful comparison among bidders and against the most recent itemized budget for the Work approved by Owner.  Contractor shall also provide, as appropriate, comments concerning each Subcontractor under consideration, including financial strength, past performance, current workload and other relevant factors, and a recommendation as to Subcontractor selection.  The Owner will then determine which bids will be accepted.  Owner shall have, at Owner’s request, the right to review the bid invitations and bid packages prepared by Contractor.  With the approval of the Owner, the Contractor may negotiate with selected Subcontractors.  All negotiated prices and scope must be approved in advance by the Owner.  Contractor will receive warranties from all Subcontractors in accordance with the Contract Documents and contractor licensing requirements.  Each subcontract agreement is assigned by Contractor to Owner, provided that such assignment shall be effective only after any termination of this Agreement pursuant to Article XIV below and only for those subcontract agreements that Owner accepts by notifying the Subcontractor in writing.  In connection with any such assignment, Owner shall not assume any obligation of Contractor to the Subcontractor incurred prior to the termination of this Agreement pursuant to Article XIV below.

ARTICLE IX

TITLE TO THE WORK

Owner shall have title to all completed Work and all materials, equipment, tools and supplies for which payment has been made by Owner under the terms of this Agreement.  The Contractor warrants that title to all such Work, materials, equipment, tools and supplies shall pass to the Owner upon the earlier of incorporation into the Work or the time of payment therefor by Owner.  The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates of Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors (including, without limitation, material suppliers), or other persons or entities making a claim by reason of having provided labor, materials and/or equipment relating to the Work.

ARTICLE X

ACCEPTANCE AND FINAL PAYMENT

A.                                    When the Work is Substantially Complete and Contractor has obtained a temporary certificate of occupancy for the Project, the Contractor will notify Owner and Architect that the Project is ready for final inspection and acceptance. Owner and Architect shall, within ten (10) days following receipt of Contractor’s notice, make such inspection. In the event that Architect and Owner shall find the Work to have been performed in accordance and in conformity with this Agreement and the other Contract Documents, Architect shall promptly issue a Certificate of Substantial Completion which shall set forth:

1.                                      A statement that the Work has been performed and is Substantially Completed in accordance and in conformity with this Agreement and has been accepted by the Owner and the Architect. For the purposes of this Agreement, “Substantially Completed” or “Substantial Completion” means completion of the Work in accordance with this Agreement and the other Contract Documents, including common service areas, mechanical equipment, and all utilities so as to permit occupancy and use of the Project for its intended use, subject only to minor corrective work or “punch list” work not rendering the premises unfit for occupancy, such as replacements of broken or defective materials, adjustments to mechanical system or elevators, and the like. Such minor corrective work or “punch list” work shall be completed within thirty (30) days after issuance of the Certificate of Substantial Completion, or such other period as Owner and Contractor may mutually agree (the “Punch List Period”). If any Punch List Work remains uncompleted at the expiration of the Punch List Period, then, in Owner’s sole discretion, Owner may elect to complete the Punch List Work and, upon such election, shall retain any retention amount Owner then holds to pay for the completion of the Punch List Work.

2.                                      The total unpaid balance of the amount due to Contractor hereunder, including any amounts due under Change Orders, the Contingency fund and any retained amounts.

B.                                    If the inspection by Architect and Owner discloses any item that is not in accordance with the requirements of this Agreement or any of the other Contract Documents, Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item(s) upon notification from Architect or Owner. Contractor shall then submit a request for another inspection by Architect and Owner to determine Substantial Completion. All warranties shall commence on the date of Substantial Completion of the Work unless otherwise provided in the Certificate of Substantial Completion.

C.                                    Except to the extent that applicable law requires payment to be made earlier, Within forty-five (45) days following issuance of the Certificate of Substantial Completion, and provided Contractor is not in default under this Agreement, Owner shall pay to Contractor such amount as is shown by the Certificate of Substantial Completion to be the unpaid balance of the Cost of Work, the Contractor’s Fee and any amounts due under Change Orders, including any retained amounts, and any other amounts due hereunder; provided however, that:

1.                                      Except to the extent limited by applicable law, If any mechanic’s or materialman’s lien has at that time been recorded, Owner may withhold one and one-half (1-1/2) times the amount thereof until the lien or claim is removed and released of record or until the Owner is indemnified against such claim by bond or other means reasonably satisfactory to Owner; and

2.                                      So long as any Work remains uncompleted hereunder, Owner shall retain an amount equal to one hundred fifty percent (150%) of the value of such uncompleted work based on the Schedule of Values and/or Architect’s certification, which shall be paid only when such work is completed to the reasonable satisfaction of Architect and Owner; and

3.                                      As a condition precedent to payment to Contractor under this paragraph, Contractor shall deliver to Owner (a) such evidence of Contractor’s full payment of all Subcontractors (with the exception of retentions and final payments which are to be paid out of the final payment by Owner to Contractor) and the absence of any liens generated by the Work as may be required by Owner, including, without limitation, conditional waivers and releases of lien upon final payment, in a form acceptable to Owner and in compliance with applicable Laws, from Contractor and all Subcontractors (including, without limitation, suppliers and vendors) with remaining lien rights respecting the Project, (b) maintenance and operating manuals for all equipment, (c) all warranties and guaranties in connection with the Work, and (d) as-built drawings for the Project.  Final payment, at Owner’s option, may be made in the form of checks made jointly payable to Contractor and any Subcontractor entitled to payment out of the funds provided by the final payment.  Contractor shall provide evidence satisfactory to Owner establishing the identities of such persons and the amounts of the final payment to which they are respectively entitled.

D.                                    All plans and specifications, drawings, computations, sketches, test data, survey results, models, photographs, renderings, plans, shop and proposal drawings and material relating to the Work and prepared by Contractor or any other person or entity under contractor, (i) are the property of Owner, (ii) shall not be retained by Contractor or any Subcontractor (including, without limitation, any supplier or materialman) after the completion of the Work, (iii) shall be delivered to Owner upon request by Owner or as elsewhere provided herein (and Contractor shall see that all such material is obtained from Subcontractors and delivered to Owner) and (iv) shall not be used by Contractor or any other person or entity under Contractor (including, without limitation, any Subcontractor) in any way connected with any other work.  Prior to final payment by Owner, Contractor shall deliver to Owner two complete sets of coordinated and bound As-Built Drawings and Specifications covering all of the Work, and a complete set of As-Built Drawings and Specifications in electronic format approved in advance by Owner, plus all operating manuals and warranties relating to the Work. However, Contractor or any Subcontractor may retain copies of items referenced in this paragraph only for contractual document retention requirements.

E.                                     Acceptance of final payment by the Contractor or any Subcontractor shall constitute a waiver of all claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of the final Application for Payment.

ARTICLE XI

LIENS

Contractor agrees to make prompt payment to all Subcontractors (including, without limitation, laborers, materialmen and suppliers) performing labor upon or furnishing materials for the Work, subject only to receipt of timely payment from Owner for such labor and materials through the progress payments to which Contractor is then entitled.  Contractor agrees to keep the Project and the Project site free and clear of any and all liens and claims of such Subcontractors, laborers, materialmen and suppliers, subject to Owner’s performance of its own payment obligations; and, except to the extent limited by applicable law, if any such lien shall be filed at any time during the progress of the Work, Owner may withhold one and one-half (1-1/2) times the amount of such lien from payments otherwise due Contractor until the same is discharged and released of record or until the Owner is indemnified by bond or other means reasonably satisfactory to Owner.  At Owner’s request, Contractor shall bond any lien filed against the Project or the Project site by any Subcontractor.  Subject to the Owner’s fulfillment of its obligations as specified in the Contract Documents, the Contractor will indemnify Owner from and hold Owner harmless against all liens and claims of liens for such materials, equipment, labor and other costs, or any of them, filed against the Project or the Project site or any part thereof, and from and against all expense and liability in connection therewith, including, but not limited to, court costs and reasonable attorneys’ fees resulting or arising therefrom in connection with the Contractor’s Work.  The foregoing indemnity shall survive any termination of the Contract.  The Contractor shall assure that a Notice of Commencement pursuant to Utah Code Ann. 38-1-31 is timely filed with the Utah State Construction Registry Database (the “Database”) and, upon final completion as defined in Utah Code Ann. 38-1-7, shall file a Notice of Completion with the Database as provided in Utah Code Ann. 38-1-33.

ARTICLE XII

OWNER’S OCCUPANCY BEFORE COMPLETION OF WORK

Owner shall have the right to occupy any part or parts of the Project, and to install its own fixtures and equipment thereon prior to completion of the Work by Contractor, provided,

however, that any such occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of this Agreement.  Any such occupancy shall be consistent with the Contractor’s sequence for completing the Work in the occupied part or parts or in other areas of the Project, and shall not materially interfere with the completion of such Work. Contractor shall coordinate its efforts with any occupancy prior to completion of the Work, and shall give reasonable notice to Owner of any damage or delay likely to arise as a result of such occupancy; Owner shall assume the risk of any such damage or delay as set forth in Contractor’s notice.

ARTICLE XIII

INSURANCE

A.                                    Contractor’s Safety Responsibility.  Contractor shall take all reasonable and legally required precautions for the safety of employees and all other persons in or about the Project and at any other location where any portion of the Work is being performed, including, without limitation, the maintenance of fences, barricades, warning lights, scaffolds, walkways and ladders which are adequate for safety of such employees and other persons. Contractor shall also exercise due care in order to protect all work and material against loss, injury or destruction and shall take all precautionary measures reasonably required for such purpose.

B.                                    Loss or Damage to Work.  With the exception of any loss or damage to the Work for which Owner is reimbursed under the insurance coverage described in Paragraph XIII.E.2(a) below, Contractor shall be responsible for any loss or damage to the Work to be performed and furnished under this Agreement however caused, until final acceptance and payment by Owner.  Contractor shall be responsible for loss of or damage to materials, tools, equipment, appliances or other personal property owned, rented or used by Contractor or any Subcontractor or anyone employed or retained by them in the performance of the Work from whatever cause.

C.                                    Contractor’s Indemnification and Insurance.

1.                                      Indemnification. Contractor agrees to indemnify, defend (with counsel reasonably satisfactory to Owner), and hold Owner and Owner’s officers, directors, agents and employees harmless from and against all liability, claims, demands, causes of action, damages, losses, or expenses (including reasonable attorneys’ fees) of any kind or nature arising out of or resulting from or in connection with the performance of the Work, provided that such claim, damage, loss or expenses is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. The obligations of Contractor under this paragraph shall not extend to the liability of the Architect, engineers or other consultants hired or retained directly by Owner, or their respective agents or employees, arising out of (i) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs, or specifications, or (ii) the giving or the failure to give directions or instructions by the Architect, engineers or other consultants hired or retained by Owner, or their respective agents or employees, to the extent that such giving or failure to give directions or instructions is a cause of the injury or damage. This indemnification shall survive any termination of the Contract. Contractor agrees that Owner shall have the right to control and participate in the defense of any such claim, demand, suit or cause of action, and that such suit will not be settled without Owner’s prior written consent, which consent shall not be unreasonably withheld. If, in Owner’s reasonable judgment, a conflict exists in the interests of Owner and Contractor in such demand, suit or cause of action, Owner may retain its own counsel whose reasonable fees shall be paid by Contractor.

2.                                      Contractor’s Insurance. Contractor and its Subcontractors shall price all Work with the insurance coverage required pursuant to this Paragraph XIII.C.3 and Paragraph XIII.C.4 below, as applicable.  Prior to the commencement of the Work, or any portion thereof, Contractor shall procure the following insurance coverage with respect to performance of the Work.  Such insurance shall be issued by insurance carriers satisfactory to Owner and rated at least A- / IX in the current edition of Best’s insurance guides, with minimum limits as set forth below. Such insurance shall be maintained in full force and effect until Substantial Completion and final acceptance and payment by Owner:

(a)                                 Statutory Workers’ Compensation Insurance as required by state law and Employer’s Liability Insurance with a minimum limit of $1,000,000.

(b)                                 Commercial General Liability Insurance including Completed Operations and Contractual Liability Insurance against the liability assumed in this Agreement with the following minimum limits for bodily and personal injury and property damage on an occurrence basis:

$2,000,000 per occurrence;

$2,000,000 aggregate per project.

(c)                                  Comprehensive Automobile Liability Insurance covering owned, non-owned and hired automobiles used in connection with the Work covering bodily injury and property damage with a minimum limit of $1,000,000 per accident.

(d)                                 Commercial Umbrella Insurance providing excess limits for the Employer’s Liability, Commercial General Liability and Automobile Liability policies, with a minimum limit of $2,000,000 each occurrence and $25,000,000 annual aggregate.

(e)                                  Professional Liability Insurance for any portion of the Work to be performed on a design/build basis, with a minimum limit of $2,000,000 per claim.

Prior to commencing the Work, the Contractor shall furnish a certificate, satisfactory to Owner, from each insurance company showing that the above insurance is in force, stating policy numbers, dates of expiration and limits of liability, and further providing that the insurance will not be canceled or changed until the expiration of at least thirty (30) days after written notice of such cancellation or change has been mailed to and received by Owner. Owner shall be named as an additional insured under the Commercial General Liability, Comprehensive Automobile Liability.  Further, the certificate shall show that the Contractor’s insurance is primary.

Contractor is required to provide through yearly policy renew Completed Operations insurance coverage in effect covering loss sustained during a period of four (4) years following Substantial Completion.  In addition, the Professional Liability insurance shall be kept in force for a period of four (4) years following Substantial Completion through yearly policy renewal by the Contractor. Contractor will provide certificates evidencing such insurance for each of the following (4) years as specified in the preceding paragraph. Contractor’s insurance policies shall include a severability of interest or cross-liability endorsement and provide that an act or omission of one of the named or additional insureds shall not reduce or void coverage to another named or additional insured.  With the exception of the Professional Liability policy (which may be issued on a claims-made basis), such insurance shall afford coverage for all claims based on any act, omission, injury or damage from which a claim occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.  Contractor’s insurance policies shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage, and (ii) including employees as additional insureds.  Contractor’s insurance policies shall be primary and any insurance maintained by Owner shall be excess insurance only.  If Contractor fails to procure and maintain the insurance required herein, or any portion thereof, then Owner shall have the right, but not the obligation, to procure and maintain the required insurance for and in the name of Contractor, and Contractor shall pay the cost thereof and shall furnish all information necessary to acquire and maintain such insurance.  Contractor shall not violate or knowingly permit any violation of any conditions or terms of the policies of insurance described herein.

3.                                      Subcontractors’ Insurance.  Contractor shall be responsible to ensure that all Subcontractors have procured Workers Compensation Insurance, Commercial General Liability Insurance, Comprehensive Automobile Liability Insurance and, with respect to design/build Subcontractors, Professional Liability Insurance for losses arising out of the performance of their work. Contractor shall obtain a certificate from each Subcontractor’s insurance company showing that the above insurance is in force, stating policy numbers, dates of expiration and limits of liability, and further providing that the insurance will not be canceled or changed until the expiration of at least thirty (30) days after written notice of such cancellation or change has been mailed and received by Owner. Contractor shall ensure that Owner is named as an additional insured under the Commercial General Liability and comprehensive Automobile Liability policies.  Subcontractor limits will be as follows:

(a)                                 Statutory Workers’ Compensation Insurance as required by state law and Employer’s Liability Insurance with a minimum limit of $500,000.

(b)                                 Commercial General Liability Insurance with the following minimum limits for bodily and personal injury and property damage on an occurrence basis:

$2,000,000 per occurrence;

$2,000,000 aggregate per project.

(c)                                  Comprehensive Automobile Liability Insurance covering owned, non-owned and hired automobiles used in connection with the Work covering bodily injury and property damage with a minimum limit of $1,000,000 per accident.

(d)                                 Professional Liability Insurance for design/build Subcontractors with a minimum limit of $5,000,000 per claim.

D.                                    Owner’s Liability Insurance. Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance. Optionally, Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under this Agreement. Contractor shall not be responsible for purchasing and maintaining this optional Owner’s liability insurance unless specifically required by the Contract Documents.

E.                                     Property Insurance.

1.                                      Loss of Use Insurance. Owner, at its option, may purchase and maintain such insurance as will insure Owner against loss of use of Owner’s property during construction due to fire or other hazards, however caused, prior to Substantial Completion and final acceptance and payment. Owner waives all rights of action against Contractor for loss of use of Owner’s property prior to Substantial Completion, including consequential losses due to fire or other hazards, however caused.

2.                                      Builder’s Risk Coverage.

(a)                                 Unless the Owner request in writing that the Contractor obtain the Builder’s Risk insurance as a Cost of the Work prior to commencement of construction, the Owner shall obtain builder’s risk insurance on an “all risk” policy form, in an amount not less than one hundred percent (100%) of the completed insurable value of the Work being performed, including, to the extent not covered by other insurance, the structures upon and in which the Work is being done and all Work in progress including materials to be incorporated in the Work which qualify for payment under the terms of this Agreement. Such insurance shall cover the interests of both Owner and Contractor in the Work as their interests may appear. Owner will provide to the Contractor a copy of the full policy with all endorsement for the Contractor’s review. The deductible for such insurance shall not be greater than $5,000 (five thousand dollars).

(b)                                 Contractor shall assist Owner in filing and pursuing any claim and collecting any amounts payable under the builder’s risk coverage described above. All sums payable under such builder’s risk coverage shall be paid to Owner for the purpose of paying the cost, in whole or in part, of restoring or rebuilding the Work. Owner shall have the authority to adjust and settle any loss with the insurers.  To the extent of insurance proceeds received under the builder’s risk coverage, costs incurred in connection with restoring or rebuilding the Work shall be treated as a Change Order within the meaning of Article V of this Agreement, and the Guaranteed Maximum Price shall be adjusted accordingly.

F.                                      Waivers of Subrogation.  The Owner and Contractor waive all rights against each other, the architect, and any of their respective Subcontractors, consultants, agents, and employees, each of the other, for damages caused by fire or other perils to the extent of insurance proceeds received under property insurance obtained pursuant to this Agreement or any of the other Contract Documents or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as a fiduciary.  Each policy of property insurance shall provide such waivers of subrogation by endorsement or otherwise.  A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

G.                                    Bonds. If Owner requests the same, Contractor shall furnish to Owner performance and/or payment bonds in the amount of the Guaranteed Maximum Price. Further, if Owner requests such bonds from any of Contractor’s Subcontractors, Contractor will be responsible for ensuring that such Subcontractors provide same to Owner. Contractor will review such requests with the Owner prior to securing any such bonds. The cost of such bonds shall be part of the GMP or shall be added by Change Order.

ARTICLE XIV

TERMINATION OF AGREEMENT

A.                                    Termination Prior to Establishing Guaranteed Maximum Price.

1.                                      Prior to execution by both parties of the Amendment, (a) the Owner may terminate the Contract at any time without cause, and (b) the Contractor may terminate the Contract if, through no act or fault of Contractor or anyone employed by or acting through Contractor, Owner, without justification under the provisions of this Agreement, orders the Work to be stopped for a period in excess of ninety (90) consecutive days.

2.                                      If the Owner or Contractor terminates the Contract pursuant to Paragraph XIV.A.1 prior to commencement of the Construction Phase, the Contractor shall be equitably compensated for Preconstruction Phase services properly performed prior to receipt of notice of termination; provided, however, that the compensation for such services shall not exceed the compensation set forth in Paragraph II.A above.

3.                                      If the Owner or Contractor terminates the Contract pursuant to Paragraph XIV.A.1 after commencement of the Construction Phase, the Contractor shall, in addition to the compensation set forth in Paragraph XIV.A.2 above, be paid an amount calculated as follows:

(a)                                 Take the Cost of the Work for Work satisfactorily completed to the date of termination.

(b)                                 Add the Contractor’s Fee computed upon the Cost of the Work for Work satisfactorily completed to the date of termination at the rate stated in Paragraph IV.C above.

(c)                                  Subtract the aggregate of previous payments made by the Owner on account of the Construction Phase.

To the extent that Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements) Contractor shall, as a condition of receiving the payments referred to herein, execute and deliver all such assignment documentation and take all such steps as Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders, and the same shall be a condition precedent to Contractor’s receipt of any additional payments that may be required hereunder.  Subcontracts, purchase orders and rental agreements entered into by the Contractor shall contain provisions permitting assignment to the Owner as described herein.  In connection with any such assignment, Owner shall not assume any obligation of Contractor to the Subcontractor incurred prior to the Owner’s termination of the Contract.  If the Owner elects not to accept the assignment of any such subcontract, purchase order or rental agreement, the Contractor shall terminate such subcontract, purchase order or rental agreement.

B.                                    Termination by Contractor Subsequent to Establishing Guaranteed Maximum Price.

1.                                      Subsequent to execution by both parties of the Amendment, the Contractor may terminate the Contract in accordance with the provisions of this Paragraph XIV.B.  If through no act or fault of Contractor or any of its Subcontractors, or anyone employed by any of them, Owner or Architect, without justification under the provisions of this Agreement, orders the Work to be stopped for a period in excess of ninety (90) consecutive days, Contractor, upon thirty (30) days’ written notice to Owner, may elect to terminate the Contract. If Owner shall not make any payment of undisputed amounts due to Contractor hereunder within sixty (60) days after the due date of such payment as provided herein, and provided Contractor is not in default under this Agreement or any of the other Contract Documents, Contractor, at its option, may suspend the Work upon ten (10) business days’ prior written notice to Owner.  Owner shall be liable to Contractor for the amount of Contractor’s actual, reasonable costs of shut-down, delay and start-up occasioned by a stoppage or a suspension of the Work pursuant to this paragraph.

2.                                      If through no act or fault of Contractor or any of its Subcontractors, construction of the Work shall be stopped pursuant to court order, or other governmental act or regulation, fire, or action of the elements, national emergency, or any other cause beyond Contractor’s reasonable control, Contractor, after seven (7) days written notice to Owner, may temporarily cease construction of the Work.  If the cause of such stoppage of the Work is removed within sixty (60) days after Contractor so ceases construction, Contractor shall resume construction and proceed with the Work, provided, however, that the amount payable to Contractor hereunder and the Guaranteed Maximum Price shall be subject to adjustment as provided in Article V.  If the cause of such stoppage of work cannot be removed for a period of six (6) months, then either the Contractor or the Owner may elect to terminate the Contract.

If the Contract should be terminated as provided in Subparagraph 1 or 2 above, Contractor shall be entitled to receive payment for Work satisfactorily completed and the portion of Contractor’s Fee equal to the percentage of the Work satisfactorily completed as of the effective date of such termination, but in no event to exceed the amount Contractor would have been entitled to receive pursuant to Paragraphs XIV.A.2 and XIV.A.3 above, and subject to the Guaranteed Maximum Price.

C.                                    Termination by Owner Subsequent to Establishing Guaranteed Maximum Price.

1.                                      If the Contractor should be adjudged as bankrupt, or if Contractor should make a general assignment for the benefit of its creditors, or if a receiver should be appointed on account of Contractor’s insolvency, or if Contractor should refuse or should fail to supply enough properly skilled workmen or proper materials to prosecute the Work as provided herein, or if Contractor should fail to make prompt payment of amounts properly due to its Subcontractors or for materials or labor after receiving payments from Owner, or if Contractor should disregard applicable Laws or otherwise be guilty of a material breach of any provision of this Agreement or any of the other Contract Documents, or if Contractor should fail to remove a mechanic’s lien on the Project for which Contractor is responsible in the manner required under this Agreement or any of the other Contract Documents then the Owner upon ten (10) days’ written notice to Contractor, may terminate the Contract and take possession of the Project site, materials, supplies, equipment and tools and finish the Work by whatever method Owner may deem expedient, and, at Owner’s option, take an assignment of any or all of the subcontracts now or hereafter executed by the Contractor hereunder. In connection with any such assignment, Owner shall not assume any obligation of Contractor to the Subcontractor incurred prior to the Owner’s termination of the Contract.

2.                                      Owner may, without cause, order Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as Owner may determine. Should Owner choose to suspend, delay or interrupt the Work, an adjustment shall be made for increases in the cost of performance of the Contract caused by such suspension, delay or interruption. No adjustment shall be made to the extent that performance is, was or would have been so suspended, delayed or interrupted by another cause for which Contractor is responsible, or if an equitable adjustment is made under another provision of this Agreement.

3.                                      If Contractor defaults or neglects to carry out the Work in accordance with this Agreement or any of the other Contract Documents and fails within a seven (7) day period after receipt of written notice from Owner to commence and continue correction of such default or neglect with diligence and promptness, Owner shall have the right, without prejudice to other remedies Owner may have, to correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due Contractor the cost of correcting such deficiencies, including compensation for Architect’s additional services and direct expenses made necessary by such default, neglect or failure. If payments then or thereafter due Contractor are not sufficient to cover such amounts, Contractor shall pay the difference to Owner on demand.

4.                                      If the Contract shall be terminated by Owner pursuant to Subparagraph XIV.C.1 above, Owner shall have the right to recover from Contractor any costs in excess of the GMP incurred due to Contractor’s non-performance, default or negligence (including, without limitation, compensation for architectural services and expenses made necessary thereby and other direct costs or damages incurred by Owner, excluding consequential or indirect costs or damages). Contractor shall execute and deliver all papers and take all steps, including assignment of contractual rights, as Owner may reasonably require to permit Owner to complete the Work.

5.                                      Owner may, at any time, terminate the Contract for Owner’s convenience and without cause.  Upon receipt of written notice from Owner of any such termination,

Contractor shall (a) cease operations as directed by Owner in the notice, vacate the Project site, and remove all equipment and materials therefrom; (b) take actions necessary, or that Owner may direct, for the protection and preservation of the Work; and (c) except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts or purchase orders.  In the case of such termination for Owner’s convenience, Contractor shall be entitled to receive payment for Work satisfactorily completed and the portion of Contractor’s Fee equal to the percentage of the Work satisfactorily completed as of the effective date of such termination, but in no event to exceed the amount Contractor would have been entitled to receive pursuant to Paragraphs XIV.A.2 and XIV.A.3 above, and subject to the Guaranteed Maximum Price.

ARTICLE XV

CONTRACTOR’S WARRANTIES

A.                                    Contractor warrants that (i) Contractor is a duly licensed contractor in compliance with all applicable Laws, Contractor will exercise due care and diligence in the construction of the Work and the Work shall be performed in accordance with this Agreement and the other Contract Documents, (ii) Contractor has adequately acquainted itself with the existing conditions at the Project site and its surroundings, (iii) Contractor has made all reasonable investigations essential to a adequate understanding of the performance of the Work and hereby assumes responsibility for construction of the Work, (iv) all of the Work and services to be performed by Contractor pursuant to this Agreement shall be of the standard and quality specified in the Contract Documents, and (v)  performance of the Work shall comply with the Contract Documents and all applicable Laws pursuant to this Agreement.  Wherever the Drawings and Specifications specify use of certain materials and equipment, Contractor, upon prior written approval by Architect and Owner, which approval may be withheld in their sole discretion, may use equivalent materials or equipment. The Contractor shall also have the right to employ alternate methods of construction upon prior written approval of Architect and Owner to the extent that the scope of the Work and the standards of quality set forth in the Drawings and Specifications are not adversely affected. Contractor shall be solely responsible for the adequacy of design executed by Contractor or its Subcontractors in employing any such alternate methods or materials.

B.                                    Contractor warrants, for one (1) year from the date of issuance of the Certificate of Substantial Completion or such longer period of time as may be specified in the Contract Documents for all or any portion of the Work (the “Warranty Period”), on behalf of the Contractor and its Subcontractors (including, without limitation, all materialmen and suppliers), that the Work performed under this Agreement shall be of good quality and free from defects in workmanship and materials.  All warranties procured by Contractor from its Subcontractors shall be properly executed on a form approved by Owner and shall be submitted to Owner prior to the final acceptance of the Work.  Contractor shall cause such warranties to be made directly to Owner, or if the same shall be made to Contractor, Contractor, if possible, shall assign same to Owner.  During the Warranty Period, upon written request from Owner, such warranties as may not be assignable shall be enforced by Contractor for the Owner’s benefit. Contractor shall also deliver to Owner all operating manuals for equipment installed as part of the Work.

C.                                    Contractor shall to Owner’s satisfaction (i) re-execute any parts of the Work that fail to conform with the requirements of this Agreement or any of the other Contract Documents and that become apparent during the progress of the Work, (ii) remedy any defects in the Work due to faulty materials or workmanship that become apparent within the Warranty Period, and (iii) replace, repair or restore any other parts of the Work or furniture, fixtures, equipment or other items placed therein (whether by Owner or any other party) that are injured or damaged by any parts of the Work that do not conform to the requirements of this Agreement or any of the other Contract Documents or as a result of defects in the Work. The cost to Contractor of performing any of Contractor’s obligations under this Article XV shall not be included in the Cost of the Work, and all corrective work shall be at no cost to Owner. If Contractor fails to proceed within ten (10) days after written notice from Owner to comply with the terms of this paragraph, Owner may correct any defects in the Work and Contractor shall be liable for all reasonable costs of such corrective work.

D.                                    Contractor’s express warranty in this Article XV shall be in addition to, and not in lieu of, any other remedies Owner may have under this Agreement, at law, or in equity for defective Work, and nothing contained in this Article XV shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents or to limit any other warranties required by the Contract Documents.  Establishment of the Warranty Period relates only to the specific obligation of the Contractor to correct the Work and has no relationship to the time within which the Contractor’s obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations, other than specifically to correct the Work.   No payment made by Owner to Contractor, nor any acceptance, use or occupancy of the Work by Owner or any other person or entity, shall constitute acceptance of any defective Work or any Work not in compliance with this Agreement or any of the other Contract Documents.

ARTICLE XVI

STATUS OF ARCHITECT

A.                                    Whenever a right to approve or make a determination or other right is reserved hereunder to Owner or Owner’s representative, it is understood that Owner may delegate the exercise of such right to Architect, Owner’s representative, or any other entity in writing, and Contractor shall be wholly protected in relying upon any action taken by such representative in the exercise of such right, unless Contractor is earlier notified in writing by the Owner to the contrary. Architect shall have authority to review and approve shop drawings for the Work and, upon prior approval of Owner, Architect also shall have authority to stop the Work whenever such stoppage may be necessary in Architect’s reasonable opinion to ensure proper performance of this Agreement.

B.                                    Reexamination of questioned Work may be ordered by the Architect or Owner and, if so ordered, the Work must be uncovered by Contractor. If such Work is found not to be substantially in accordance with the requirements of this Agreement or any of the other Contract Documents, Contractor shall pay the cost of uncovering the Work.  If the Work is found satisfactory, Owner shall pay said cost. Contractor shall promptly correct all Work rejected by

Architect or Owner or failing to conform to the requirements of this Agreement or any of the other Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed.  Contractor shall bear the costs of correcting such rejected or non-conforming Work, including additional testing and inspections and compensation for Architect’s services and expenses made necessary thereby.

C.                                    It is understood that the performance of this Agreement by Contractor is dependent upon the cooperation and the prompt performance by the Architect of Architect’s duties. Owner shall insure that the Architect shall promptly provide all necessary design details, working drawings, and changes in drawings or specifications as may be required from time to time. Should errors, omissions, or discrepancies be discovered by Contractor in or between the Drawings and/or Specifications, or in the work done by others affecting the Work, the Contractor shall notify the Owner and the Architect at once and the Architect, subject to Owner’s approval, shall instruct the Contractor regarding the manner in which Contractor is to proceed with respect to the Work so affected.  If the Contractor discovers any such errors, omissions or discrepancies yet proceeds with the affected Work without instructions from the Architect, Contractor shall be responsible for, and shall make good, any resulting damage or defect.

D.                                    Owner shall insure that the Architect shall promptly make all inspections, approvals, and certifications and promptly perform all other functions required of Architect by this Agreement or the Drawings and Specifications.

ARTICLE XVII

GENERAL PROVISIONS

A.                                    Assignment:  Contractor shall not assign this Agreement, nor shall Contractor assign any monies due or to become due to Contractor hereunder, without the prior written consent of Owner, which consent may be withheld in Owner’s sole discretion.  Owner may assign this Agreement to any third party, including, without limitation, an institutional lender providing financing for the Project. Upon an assignment by Owner to any third party, other than an assignment to a lender as security in connection with the financing of the Project, Owner shall be automatically released from its executory obligations under this Agreement. Contractor shall execute all consents reasonably required to facilitate any assignment by Owner.  In addition, Contractor shall execute such other reasonable documentation required by any lender for the Project.

B.                                    Notices:  All notices hereunder shall be in writing, shall be sent by registered or certified mail, return receipt requested, or by personal delivery or nationally recognized overnight courier service with a request for an acknowledgment of receipt, and shall be effective on receipt.  Notices shall be sent to or delivered to the following addresses or such other address(es) as a party may designate by notice given in the manner provided herein:

In the case of the Owner to:

O.COM LAND LLC
6350 South 3000 East

Cottonwood Heights, UT 84121
Attn: Director of Facilities

and

Overstock.com
6350 South 3000 East
Cottonwood Heights, UT 84121
Attn: General Counsel

with a copy to:

The Gardner Company
90 South 400 West, Suite #360
Salt Lake City, UT 84101
Attn: John Bankhead

and in the case of the Contractor to:

Okland Construction Company Inc.
1978 S. West Temple
Salt Lake City, UT 84115
Attn: Brett Okland

and in the case of the Architect to:

EDA Architects, Inc
9 Exchange Place
Salt Lake City, UT 84111
Attn: Peter Emerson

C.                                    Complete Agreement:  This Agreement, including all exhibits hereto, represents the full and complete understanding of the parties and supersedes any previous agreements, representations, or understandings, oral or written, with respect to the subject matter hereof. This Agreement may be modified or altered only by a written instrument signed by the parties.  Notwithstanding the fact that this Agreement is executed as of the date first set forth above (which date is for reference purposes only), the parties hereby acknowledge and agree that a portion of the Work may have been performed prior to such date, all of which Work shall be governed by the terms and conditions of this Agreement and shall be deemed to be a part of the Work to be performed hereunder.  Contractor shall not be entitled to any compensation for such Work except as expressly provided in this Agreement.  Without limiting the foregoing, all of Contractor’s liabilities and obligations under this Agreement shall apply to all such Work performed or provided prior to the date of this Agreement, notwithstanding the fact that the same may have been performed or provided pursuant to prior negotiations, proposals, letter agreements, understandings or otherwise.

D.                                    Successors:  This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Owner and upon the permitted successors and assigns of Contractor.

E.                                     Owner’s Additional Costs:  Unless otherwise agreed in writing, Owner at its own expense shall furnish all surveys, testing and inspection, civil and soil engineering tests and rights-of-way and easements for permanent structures or permanent changes in existing facilities, and shall pay all architectural, structural engineering and civil engineering fees associated therewith.

F.                                      Governing Law:  This Agreement shall be governed by and interpreted under the laws of the State in which the Project is located.

G.                                    Remedies:  Duties and obligations imposed by this Agreement and, except as expressly provided otherwise herein, rights and remedies available hereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

H.                                   Governing Contract Documents:  The Contract Documents are complementary, and what is required by one shall be as binding as if required by all.  In general, Specifications indicate qualities of materials and workmanship, and Drawings indicate dimensions, locations, quantities, and details of construction.  Detailed Drawings and Specifications shall take precedence over general Drawings and Specifications.  Supplementary or revised details and instructions, if approved by Owner, shall take precedence over original documents, information and earlier addenda to which they refer.  Any item of Work mentioned in Specifications but not shown on Drawings or shown on Drawings but not mentioned in Specifications, shall be provided as if shown and mentioned in both.

I.                                        Licensing Requirements:  Contractor shall comply with all licensing requirements imposed by applicable Laws.

J.                                        No Waiver:  No consent or waiver either expressed or implied by either Owner or Architect to any breach by Contractor of any covenant, obligation, or liability shall be construed as a waiver of right or consent to any other breach of the same or any other covenant, obligation, or duty.

K.                                   Confidentiality: Contractor shall treat all information relating to the Work and all information supplied to Contractor by Owner, or Architect as confidential and proprietary information of Owner and shall not permit its release to other parties or make any public announcement or publicity releases without Owner’s written authorization. Contractor shall also require all Subcontractors, materialmen and suppliers to comply with this requirement.

L.                                     Key Project Personnel:  Contractor’s key personnel for the Project are as shown on Exhibit F attached hereto (collectively, “Contractor’s Key Personnel”).  Contractor shall cause the Project manager or Project superintendent to be on the Project site at all times during the course of the Work (including, without limitation, completion of all “punch list” items).  Contractor’s Key Personnel shall be assigned to the Project for the duration of the Work.  In the event Contractor desires to change any of Contractor’s Key Personnel during the course of the Work, any substitutions shall be subject to the prior written approval of Owner.

M.                                 Access to Site:  Owner shall have at all times, and Contractor shall provide, access to the Project site.

N.                                    Labor Disputes:  The Contractor will utilize good faith and commercially reasonable efforts to promote and maintain labor harmony on the Project and to prevent labor disputes.  In the event of a labor dispute, the Contractor shall utilize commercially reasonable efforts to promptly resolve the dispute and to mitigate its impact on the Project.  Additionally, Contractor will provide a union gate for use by union shop Subcontractors, if necessary. In such an event, merit or open shop Subcontractors will have access to Project by a separate gate that cannot be blocked by picketing.

O.                                    Time of the Essence: Contractor acknowledges and agrees that it has reviewed and negotiated the various time limits or periods set forth in the Contract Documents and that any changes in such time limits or periods made in accordance with the terms of the Contract Documents will be similarly reviewed and negotiated by it.  Contractor agrees to perform its obligations with due diligence within such time limits and periods in accordance with the terms of the Contract Documents, acknowledging that in the event it fails to do so Owner will suffer damages, costs and expenses by reason of such failure of performance..

P.                                      Limitation of Liability: Contractor and Owner agree to look solely to the interest of the other party in the Project for the enforcement of any claims against the other party, and the parties further agree that none of the officers, directors, employees, partners, members or shareholders of the other party assume any personal liability for any of the obligations under the Contract Documents.  Notwithstanding any provision to the contrary contained in any of the Contract Documents, the parties shall not be liable under any circumstances for any indirect or consequential damages or any injury to, or interference with, the other parties’ business, including but not limited to loss of profits (other than the Contractor’s Fee, to the extent Owner is obligated to pay the same pursuant to the provisions of the Contract Documents), loss of revenues, loss of business opportunity, loss of goodwill or loss of financing, in each case however occurring.

Q.                                    Performance by Contractor: Contractor agrees that it shall perform its obligations hereunder in a manner consistent with that of a first class construction firm, experienced in performing sophisticated and complex work similar to the Work required for the Project, and Contractor shall observe and abide by and perform all of its obligations hereunder in accordance with applicable Laws pursuant to this Agreement.

R.                                    Rules of Construction: The headings of the Contract Documents are used herein for reference purposes only and shall not govern, limit, or be used in construing the Contract Documents or any provision hereof.  Where the context of the Contract Documents so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vice versa.  Each party hereto acknowledges that (i) each party hereto is of equal bargaining strength; (ii) each such party has actively participated in the preparation, and negotiation of the Contract Documents; (iii) each such party has had the opportunity to consult with such party’s attorneys and advisors relative to entering into the Contract Documents, and (iv) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of the Contract Documents, any portion thereof, any amendments thereto, or any exhibits attached thereto.  In the event of any conflict between any of the exhibits attached hereto and the provisions contained in the body of this Agreement, the provisions contained in the body of this Agreement shall govern.

S.                                      Counterparts: The Contract Documents may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

T.                                     Invalidity: If any provision of the Contract Documents, or any application of any such provision to any person or circumstances, shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, this Agreement shall be interpreted as if such provision were not included herein (to the extent such provision is determined to be invalid or unenforceable) and applicable provisions of Utah law shall govern with respect to the substance of such invalid or unenforceable provision.  In such event, the remainder of the Contract Documents or the application of such provision to any person or circumstances, other than the application as to which such provision is determined to be invalid or unenforceable, shall not be affected thereby, and each provision shall be valid and shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Owner and Contractor have executed this Agreement as of the date first written above.

OWNER:		CONTRACTOR:

O.COM Land LLC, a Utah limited liability company		Okland Construction Company Inc., a Utah corporation

By:	/s/ CARTER LEE	By:	/s/ JOHN McENTIRE

Name:	Carter Lee	Name:	John McEntire

Title:	Manager	Title:	Corporate Sec/Treasurer

Exhibit A

Preconstruction Phase Services

OKLAND PRECONSTRUCTION SERVICES

•           Initial cost model development

•           Budgeting/Estimating-Leading to GMP

•           Real-Time Estimating

•           Mechanical and Electrical Estimating

•           Value Engineering

•           Constructability Reviews

•           Drawing and Specifications Review

•           Market Conditions, Capacities and Trend Analysis

•           Scheduling

•           Subcontractor Prequalification/Bid process management

•           Sustainable Design Analysis

Exhibit B

Compensation for Preconstruction Phase Services

Okland will perform pre-construction services for a lump sum amount of $50,000

Exhibit C

Project Milestones

Activity ID	Activity Name	Rem Dur	Start	Finish
Overstock.com		482	09-09-14 A	08-15-16
Project Summary & Milestones		0	08-15-16	08-15-16
A2080	Project Completion	0		08-15-16'
Design, Bidding, & Permitting		88	09-09-14 A	01-28-15
D1020	Construction Documents	63	09-09-14 A	12-08-14
Bid Package #2 (BP 2)		30	12-15-14	01-28-15
D1130	BP 2 - Issue BP 2 (Core/Shell & Underground MEP) Documents	0		12-15-14
D1140	BP 2 - Bid BP 2 (Core/Shell & Underground MEP) Documents	15	12-16-14	01-07-15
D1150	BP 2 - Evaluate Sub Bids & Prepare BP 2 Cost Summary Package	5	01-08-15	01-14-15
D1160	BP 2 - Owner Review & Approve BP 2 Cost Summary Package	5	01-15-15	01-21-15
D1170	BP 2 - OCC Prepare & Issue LOI's To Subs	5	01-22-15	01-28-15
Critical Submittals / Procurement		35	01-29-15	03-18-15
Office Building		35	01-29-15	03-18-15
Foundation SOG Rebar		35	01-29-15	03-18-15
Sub1300	Sub Prepare Rebar Shop Drawings	15	01-29-15	02-18-15
Sub1310	Submit & Approve Rebar Drawings	10	02-19-15	03-04-15
Sub1320	Fab & Deliver Rebar	10	03-05-15	03-18-15
Construction		369	03-19-15	08-15-16
Site		94	04-04-16	08-15-16
S1030	Rough Grade	10	04-04-16	04-15-16
S1100	Curb & Gutter	15	04-08-16	04-28-16
S1040	Site Concrete	50	04-15-16	06-24-16
S1050	Irrigation	40	05-06-16	07-01-16
S1070	Top Soil	30	05-20-16	07-01-16
S1080	Plantings	25	06-06-16	07-11-16
S1090	Mulch	10	07-05-16	07-18-16
S1170	OCC General Clean & Pre-Punch	10	07-19-16	08-01-16
S1180	Architect Punch	10	08-02-16	08-15-16
Office Building		369	03-19-15	08-15-16
Structure		145	03-19-15	10-12-15
O1010	FRIP Footings	15	03-19-15	04-08-15
O1020	MEP Underground Rough	30	03-26-15	05-06-15
O1030	Under Slab Gravel	30	04-14-15	05-26-15
O1040	FRIP Slab-On-Grade	35	05-04-15	06-22-15
O1060	FRIP L2 Suspended Slab	38	05-11-15	07-02-15
O1070	FRIP L3 Suspended Slab	35	07-06-15	08-21-15
O1090	FRIP Roof Suspended Slab	35	08-24-15	10-12-15
Skin & Roof		120	10-13-15	04-01-16
O1130	Storefront Glass	50	10-13-15	12-23-15
O1200	Roof Parapet Framing	10	10-13-15	10-26-15
O1190	Roof Membrane	40	10-20-15	12-16-15
O1140	Curtain Wall	50	11-10-15	01-22-16
O1180	Opaque Glass System	30	01-25-16	03-04-16
O1170	Sun Shades	20	03-07-16	04-01-16
Interiors		214	10-13-15	08-15-16
Level 1 (L1)		214	10-13-15	08-15-16
O4450	Office - Interior - L1 - Mechanical Duct OH Rough Incl. VAV's	30	10-13-15	11-23-15
O4640	Office - Interior - L1 - Frame / Top Down GWB Interference Walls	5	10-20-15	10-26-15
O4420	Office - Interior - L1 - Frame Interior Walls / Set HM Frames	25	10-27-15	12-02-15
O4430	Office - Interior - L1 - Install Cable Tray	10	12-03-15	12-16-15
O4470	Office - Interior - L1 - Hang Drywall	20	12-17-15	01-15-16
Server Room		149	01-18-16	08-15-16
O6770	Office - Interior - L1 - Server - Hang & Tape	10	01-18-16	01-29-16
O6780	Office - Interior - L1 - Server - Paint	4	02-01-16	02-04-16
O6790	Office - Interior - L1 - Server - Acoustical Grid Ceiling	4	02-05-16	02-10-16

2015
2016
2017
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Project Completion
Construction Documents
BP 2 - Issue BP 2 (Core/Shell & Underground MEP) Documents
BP 2 - Bid BP 2 (Core/Shell & Underground MEP) Documents
BP 2 - Evaluate Sub Bids & Prepare BP 2 Cost Summary Package
BP 2 - Owner Review & Approve BP 2 Cost Summary Package
BP 2 - OCC Prepare & Issue LOI's To Subs
Sub Prepare Rebar Shop Drawings
Submit & Approve Rebar Drawings
Fab & Deliver Rebar
Rough Grade
Curb & Gutter
Site Concrete
Irrigation
Top Soil
Plantings
Mulch
OCC General Clean & Pre-Punch
Architect Punch
FRIP Footings
MEP Underground Rough
Under Slab Gravel
FRIP Slab-On-Grade
FRIP L2 Suspended Slab
FRIP L3 Suspended Slab
FRIP Roof Suspended Slab
Storefront Glass
Roof Parapet Framing
Roof Membrane
Curtain Wall
Opaque Glass System
Sun Shades
Office - Interior - L1 - Mechanical Duct OH Rough Incl. VAV's
Office - Interior - L1 - Frame / Top Down GWB Interference Walls
Office - Interior - L1 - Frame Interior Walls / Set HM Frames
Office - Interior - L1 - Install Cable Tray
Office - Interior - L1 - Hang Drywall
Office - Interior - L1 - Server - Hang & Tape
Office - Interior - L1 - Server - Paint
Office - Interior - L1 - Server - Acoustical Grid Ceiling

Remaining Level of Effort ◆ ◆ Milestone
Actual Level of Effort ◆ ◆ Crit. Milestone
Actual Work
Remaining Work
Critical Remaining Work

Overstock.com

Preliminary Schedule - Critical Path

OKLAND

Data Date: 09-22-14
Printed: 10-01-14, 11:21
Layout: Overstock - 11x17 yr-qtr_critical

Page 1 of 2

Activity ID	Activity Name	Rem Dur	Start	Finish
O5800	Office - Interior - L1 - Server - Drop Lights In Grid	5	02-11-16	02-17-16
O5810	Office - Interior - L1 - Server - HVAC Duct & Finish Grilles	3	02-18-16	02-22-16
O5830	Office - Interior - L1 - Server - VCT Flooring	5	02-23-16	02-29-16
O5820	Office - Interior - L1 - Server - Set Electrical Gear & Terminate	20	03-01-16	03-28-16
O5840	Office - Interior - L1 - Server - Set Computer Server Racks	10	03-29-16	04-11-16
O5850	Office - Interior - L1 - Server - Pull Network Cabling & Terminate	30	04-12-16	05-23-16
O5870	Office - Interior - L1 - Server - Network Testing, etc.	20	05-24-16	06-21-16
O5880	Office - Interior - L1 - Server - Owner Install Equipment & Gear	38	06-22-16	08-15-16
Level 2 (L2)		30	10-27-15	12-09-15
O4870	Office - Interior - L2 - Mechanical Duct OH Rough Incl. VAV's	30	10-27-15	12-09-15
Level 3 (L3)		194	11-10-15	08-15-16
O5290	Office - Interior - L3 - Mechanical Duct OH Rough Incl. VAV's	30	11-10-15	12-23-15
O5520	Office - Interior - L3 - Frame / Top Down GWB Interference Walls	5	11-17-15	11-23-15
O5260	Office - Interior - L3 - Frame Interior Walls / Set HM Frames	25	11-24-15	12-31-15
O5270	Office - Interior - L3 - Install Cable Tray	10	01-04-16	01-15-16
O5310	Office - Interior - L3 - Hang Drywall	20	01-18-16	02-12-16
O5510	Office - Interior - L3 - Tape Drywall	20	01-25-16	02-19-16
O5380	Office - Interior - L3 - Painting	12	02-11-16	02-26-16
O5620	Office - Interior - L3 - Roller Shade Boxes	7	02-18-16	02-26-16
O5750	Office - Interior - L3 - Wood Grille (1) Ceiling Grid	7	02-29-16	03-08-16
O5740	Office - Interior - L3 - OH Electrical Wood Grille Ceiling Rough	7	03-09-16	03-17-16
O5760	Office - Interior - L3 - OH Duct Wood Grille Ceiling Rough	7	03-09-16	03-17-16
O5550	Office - Interior - L3 - Wood Grille (1) Ceiling	10	03-18-16	03-31-16
O5560	Office - Interior - L3 - Wood Panel Walls / Ceiling	15	03-25-16	04-14-16
O5420	Office - Interior - L3 - FP Finish In Acoustic / Wood Areas	7	04-15-16	04-25-16
O5610	Office - Interior - L3 - Acoustical Ceiling Tile	7	04-15-16	04-25-16
O5430	Office - Interior - L3 - Polish Concrete Floor	10	04-26-16	05-09-16
O5390	Office - Interior - L3 - Demountable Partitions / Glazing	18	05-10-16	06-03-16
O5580	Office - Interior - L3 - Carpet / Resilient Flooring & Base	10	06-06-16	06-17-16
O5470	Office - Interior - L3 - Install Work Stations	18	06-13-16	07-07-16
O5720	Office - Interior - L3 - Electrical Hookup of Work Stations	7	07-08-16	07-18-16
O5730	Office - Interior - L3 - Work Station Com Terminations	7	07-08-16	07-18-16
O5460	Office - Interior - L3 - OCC Punch List & Clean Up	10	07-19-16	08-01-16
O5660	Office - Interior - L3 - Architect / Owner Punch List	10	08-02-16	08-15-16

2015
2016
2017
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1

Remaining Level of Effort
Actual Level of Effort
Actual Work
Remaining Work
Critical Remaining Work
Milestone
Crit. Milestone

Overstock.com

Preliminary Schedule - Critical Path

OKLAND

Data Date: 09-22-14
Printed: 10-01-14, 11:21
Layout: Overstock - 11x17 yr-qtr_critical

Page 2 of 2

Exhibit D

Form of Amendment

[FIRST] AMENDMENT TO CONSTRUCTION AGREEMENT

THIS [FIRST] AMENDMENT TO CONSTRUCTION AGREEMENT (this “Amendment”) is made and entered into as of                             , 20    , by and between                                                                     , a                                                (“Owner”), and                                                                     , a                                                (“Contractor”), with reference to the following facts:

A.            Owner and Contractor have previously entered into that certain Construction Agreement dated as of                                     , 20     (the “Agreement”), pursuant to which Contractor has agreed to perform certain preconstruction and construction services in connection with the Project to be located at                                                                                               .  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

B.            In accordance with Paragraph II.L of the Agreement, the Guaranteed Maximum Price and the date of Substantial Completion of the entire Work have been established, and Owner and Contractor desire to enter into this Amendment to document the same.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Contractor hereby agree as follows:

1.             Guaranteed Maximum Price.  The Guaranteed Maximum Price for the Work, including the Cost of the Work and the Contractor’s Fee, is                                Dollars ($              ).  The Guaranteed Maximum Price is based upon the following exhibits, which are attached to this Amendment and shall be deemed to be Contract Documents:

Exhibit A — Drawings and Specifications

Exhibit B — Schedule of Values

Exhibit C — Allowance Items

Exhibit D — Assumptions and Clarifications

Exhibit E — Alternate Prices

Exhibit F — Unit Prices

Exhibit G — Construction Schedule

2.             Date of Substantial Completion.  The date of Substantial Completion for the Work is                                   .

3.             Counterparts.  This Amendment may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

4.             Effectiveness.  The terms, covenants and conditions of the Agreement shall remain in full force and effect, as expressly modified herein.

IN WITNESS WHEREOF, the Owner and Contractor have executed this Amendment as of the date first written above.

OWNER:	CONTRACTOR:

,	,
a	a

By:	By:

Name:	Name:

Title:	Title:

2

Exhibit E

Contractor’s Equipment Rental Rates

Okland Construction Company Equipment Rental Rates

Updated 7/15/2014

Equipment Description	Daily	Weekly	Monthly	Job Cost	Seasonal

Backhoes, Loaders & Excavators
Backhoe	$275.00	$800.00	$1,900.00
Breaker, Hydraulic Attachment	$150.00	$500.00	$1,350.00
Excavator, Mini	$146.00	$590.00	$1,750.00
Excavator, 32,000# Class	$550.00	$1,900.00	$5,500.00
Loader, Front End 2-3 Yard	$360.00	$1,350.00	$3,750.00
Loader, Skip	$165.00	$650.00	$1,800.00
Loader, Skid Steer	$150.00	$500.00	$1,350.00
Skid Steer, Auger Attachment	$90.00	$200.00	$475.00
Skid Steer, Fork Attachment	$45.00	$125.00	$325.00
Skid Steer, Sweeper Attachment	$90.00	$200.00	$475.00

Compressors & Air Tools
Breaker, 15# Air	$30.00	$100.00	$300.00
Breaker, 30# Air	$50.00	$150.00	$325.00
Breaker, 60# Air	$65.00	$160.00	$350.00
Breaker, 90# Air	$65.00	$160.00	$350.00
Breaker, Bits & Chisels	$5.00	$10.00	$30.00
Compressor, Framing/Finish	$25.00	$75.00	$250.00
Compressor, 185 CFM	$110.00	$270.00	$675.00
Compressor, 250 CFM	$125.00	$400.00	$950.00
Hose, Air 3/8” X 50’	$6.00	$18.00	$36.00
Hose, Air 1” X 50’	$8.00	$24.00	$45.00

Concrete Equipment
Buggy, Concrete	$20.00	$40.00	$80.00
Buggy, Power Concrete	$75.00	$325.00	$625.00
Grinder, Floor w/Vacuum	$50.00	$200.00	$600.00
Grinder, Floor Propane	$50.00	$150.00	$450.00
Grinder, Concrete Hand	$25.00	$100.00	$300.00
Mixer, Cement	$50.00	$225.00	$625.00
Mixer, Grout	$50.00	$225.00	$625.00
Mixer, Grout Electric	$30.00	$150.00	$300.00
Pipe Screed			$3.00
Saddle, Pipe Screed			$8.00
Saddle, Stake Bracket			$0.50
Saw, Concrete Core	$45.00	$200.00	$550.00
Saw, Concrete Soft Cut 150	$50.00	$200.00	$425.00
Saw, Concrete Soft Cut 2000	$70.00	$280.00	$650.00
Saw, Concrete Soft Cut 4000	$150.00	$400.00	$900.00

3

Saw, Gas Demo Saw	$45.00	$250.00	$600.00
Saw, Concrete Walk-Behind	$65.00	$225.00	$500.00
Scarifier	$40.00	$150.00	$450.00
Screed, Vibra-Strike	$30.00	$65.00	$150.00
Screed, Vibrating Truss	$130.00	$475.00	$900.00
Trowel, Power 24”	$40.00	$175.00	$475.00
Trowel, Power 36”	$55.00	$220.00	$600.00
Trowel, Power 46”	$55.00	$220.00	$600.00
Trowel, Power Rideon	$250.00	$900.00	$2,900.00
Vibrator, 110 Volt	$45.00	$200.00	$400.00
Vibrator, Gas Powered	$45.00	$200.00	$400.00
Vibrator, High Cycle	$50.00	$225.00	$450.00

Cranes & Accessories
Crane, RT 28 Ton			$4,300.00
Crane, RT 35 Ton			$5,500.00
Crane, RT 55 Ton			$8,400.00
Crane, RT 65 Ton			$9,600.00
Crane, RT 75 Ton			$11,000.00
Crane, RT 90 Ton			$13,000.00
Crane, Lattice 125 Ton			$11,500.00
Crane, Lattice 140 Ton			$12,000.00
Crane, Lattice 200 Ton			$13,000.00
Crane, Tower 180			$10,000.00
Crane, Tower 316			$12,000.00
Crane, Cam-Lever Bucket	$30.00	$110.00	$325.00
Crane, Dumpster	$30.00	$110.00	$325.00
Crane, Concrete Bucket	$30.00	$110.00	$325.00
Crane, Fork Attachment	$25.00	$75.00	$275.00
Crane, Hardware Tub			$25.00
Crane, Man Basket	$60.00	$225.00	$450.00
Crane, Spreader Bar	$55.00	$125.00	$325.00
Crane, Torque Application	$225.00	$600.00	$600.00
Crane Weight			$25.00
Hoist, Material Elevator			$5,300.00
Hoist, Passenger Elevator			$5,000.00
Landing Platform, Fixed			$350.00
Landing Platform, Super deck			$1,200.00

Forklifts, Accessories & Aerial Equipment
Forklift, Warehouse 5000#	$125.00	$350.00	$900.00
Forklift, VR 6000#	$250.00	$775.00	$2,100.00
Forklift, VR 8000#	$275.00	$850.00	$2,200.00
Forklift, VR 9000#	$325.00	$950.00	$2,350.00
Forklift, VR 10,000#	$375.00	$1,200.00	$2,900.00
Forklift, VR 11,000#	$375.00	$1,200.00	$3,100.00
Forklift, VR 12,000#	$400.00	$1,250.00	$3,350.00

4

Forklift, Bucket	$25.00	$100.00	$250.00
Forklift, Fork Extensions	$25.00	$70.00	$250.00
Forklift, Lifting Hook	$25.00	$75.00	$275.00
Forklift, Trash Dumpster	$30.00	$110.00	$325.00
Pallet Jack	$40.00	$120.00	$275.00
Pallet Jack, Electric	$120.00	$450.00	$900.00
Aerial Boom Lift, 60’	$350.00	$950.00	$2,200.00
Aerial Boom Lift, 80’	$650.00	$2,100.00	$4,400.00
Scissor Lift, 19’	$90.00	$175.00	$450.00

Forming Hardware
Camlock Brackets			$0.41
Catheads			$0.31
Form, Curb & Gutter (per foot)			$3.50
Grass Hoppers-Strongback clamp			$0.18
John A Clamps			$0.28
Scaffold Bracket			$8.00
Stakes, Metal 3/4” X 12”-36”			$0.30
Turnbuckles			$2.25

Form System - EFCO
EFCO - 1.5” Quickbolt w/nut			$0.17
EFCO - 2” Quick bolt w/nut			$0.20
EFCO - 6’ E-beam			$1.40
EFCO - 8’ E-beam			$1.85
EFCO - 10’ E-beam			$2.40
EFCO - 12’ E-beam			$2.90
EFCO - 14’ E-beam			$3.30
EFCO - 16’ E-beam			$3.75
EFCO - 20’ E-beam			$4.90
EFCO - 24’ E-beam			$5.65
EFCO - 3’ Super Stud			$6.70
EFCO - 6’ Super Stud			$10.20
EFCO - 12’ Super Stud			$15.20
EFCO - Scaffold Rail Post			$1.10
EFCO - Special Lifting Eye			$1.75
EFCO - Taper Ties/Nuts/Washers			$3.95
EFCO - Tie Bearing Plate			$1.40

Form System - PERI
PERI - Drophead SFK			$3.52
PERI - Main Beam SLT			$10.00
PERI - MRK 150			$6.00
PERI - MRK 230			$7.34
PERI - Multi Prop 350			$10.51
PERI - Multi Prop 480			$12.56
PERI - Sky Deck Panel 150x75			$9.90

5

PERI - Cover Strip			$0.70

Form System - SYMONS
Symon Form, 1’ X 2’			$3.25
Symon Form, 1’ X 3’			$5.00
Symon Form, 1’ X 4’			$6.25
Symon Form, 1’ X 5’			$7.00
Symon Form, 2’ X 3’			$5.75
Symon Form, 2’ X 4’			$6.00
Symon Form, 2’ X 5’			$9.00
Symon Form, 2’ X 6’			$9.50
Symon Form, 2’ X 8’			$10.00
Symon Form, 4’ X 4”			$4.50
Symon Form, 4’ X 6”			$5.00
Symon Form, 4’ X 8”			$5.25
Symon Form, 4’ X 12”			$6.25
Symon Form, 4’ X 18”			$7.00
Symon Form, 2’ Filler Angle			$3.00
Symon Form, 3’ Filler Angle			$4.50
Symon Form, 4’ Filler Angle			$5.50
Symon Form, 5’ Filler Angle			$6.50
Symon Form, 6’ Filler Angle			$8.00
Symon Form, 3’ X 4” ISC			$4.00
Symon Form, 4’ X 4” ISC			$4.75
Symon Form, 4’ X 6” ISC			$5.00
Symon Form, 5’ X 6” ISC			$6.50
Symon Form, 2’ OSC			$1.00
Symon Form, 3’ OSC			$1.25
Symon Form, 4’ OSC			$1.70
Symon Form, 5’ OSC			$2.10
Symon Form, Z Waler Clamp			$0.50
Symon Form, Wedge Bolt			$0.05
Symon Form, Column Clamp			$8.00
Symon Form, Column Corner			$6.50

Information Technology
Computer, Desktop (included in IT rate)	$25.00	$40.00	$110.00
Computer, Laptop (included in IT rate)	$25.00	$40.00	$110.00
Primavera License (included in IT rate)	$25.00	$30.00	$90.00
Prolog Web License	$20.00	$20.00	$50.00
Prolog User License			$80.00
Prolog User/Web License			$130.00
Printer			$50.00
Printer, Copy, Scan, Fax, B&W	$34.00	$140.00	$400.00
Printer, Copy, Scan, Fax, Color	$40.00	$160.00	$450.00
Jobsite, Meeting Projector	$45.00	$90.00	$130.00
Jobsite, Meeting TV	$15.00	$35.00	$100.00

6

Jobsite, Webcam	$25.00	$40.00	$110.00

Office Trailers
Mobile Office, Compact			$175.00
Mobile Office, Conex 20’			$175.00
Mobile Office, Single Wide			$270.00
Mobile Office, Double Wide			$750.00
Mobile Office, Triple Wide			$1,200.00
Mobile Office, Stairs			$15.00

Pumps
Pump, Hand Grout	$15.00	$40.00	$75.00
Pump, 2” Submersible	$20.00	$60.00	$225.00
Pump, Trash 2”	$32.00	$125.00	$375.00

Scaffold & Shoring
Scaffold, Baker			$50.00
Scaffold, End Frame			$3.60
Scaffold, Cross Brace			$1.20
Scaffold, Wheel			$4.50
Scaffold, Aluminum Plank			$12.00
Scaffold, Railing			$0.75
Scaffold, Connection Pin			$0.25
Scaffold, Toggle Pin			$0.10
Shoring - Ellis Clamps			$0.70
Shoring, Cross Brace			$2.00
Shoring, End Frame			$3.00
Shoring, Pipe Brace			$4.70
Shoring, Screwjack			$2.20
Shoring, Tops			$3.00
Scaffold, Engineered Plank 12’-16’			$6.50
Scaffold, Engineered Plank, 8’-9’			$5.25

Storage & Transport Equipment
Conex, 10’			$55.00
Conex, 20’	$25.00	$30.00	$70.00
Conex, 40’	$25.00	$40.00	$100.00
Gang Box, Small			$25.00
Gang Box, Medium			$45.00
Gang Box, Large			$65.00
Trailer, Enclosed Utility	$30.00	$100.00	$300.00
Trailer, Flat Bed Utility	$30.00	$100.00	$300.00
Trailer, Flat Bed Semi	$70.00	$140.00	$350.00
Trailer, Fuel	$40.00	$150.00	$400.00
Trailer, Low Boy	$49.00	$200.00	$585.00
Trailer, Van	$25.00	$60.00	$170.00

7

Survey Equipment
Auto level	$40.00	$120.00	$360.00
Builders Level	$25.00	$60.00	$170.00
Data Collector	$25.00	$75.00	$220.00
Ferro Scanner	$250.00	$1,000.00	$3,000.00
Grade Rod (included w/survey device)			$25.00
Laser Level	$50.00	$150.00	$450.00
PLS	$20.00	$20.00	$60.00
Radar Scanner	$150.00	$350.00	$750.00
Rod Eye			$50.00
Theodolite	$40.00	$120.00	$360.00
Total Station	$100.00	$300.00	$900.00
Total Station, Robotic	$450.00	$1,350.00	$3,200.00
Tripod (included w/survey device)			$40.00

Temp Power & Lighting
Generator, 5 KW High Cycle	$35.00	$150.00	$400.00
Generator, 6 KW - 10 KW	$60.00	$250.00	$500.00
Generator, 25 KVA	$90.00	$300.00	$750.00
Generator, 45 KVA	$125.00	$400.00	$875.00
Generator, 70 KVA	$150.00	$525.00	$1,200.00
Light, Flood			$35.00
Light Plant, Diesel	$70.00	$225.00	$600.00
Light, Stringer			$20.00	$80.00
Light, Wobble			$25.00	$200.00
Spider Box	$15.00	$40.00	$95.00
Temp Power Cord	$10.00	$25.00	$75.00

Tools & Miscellaneous
Air Monitor - 4 Gas	$25.00	$100.00	$300.00
Angle Grinder	$25.00	$40.00	$95.00
Banding Machine	$25.00	$40.00	$100.00
Barricade, A-Frame			$6.00
Barricade, Candlestick			$5.00
Barricade, Handler	$45.00	$140.00	$280.00
Barricade, Jersey			$25.00
Barricade, Water			$15.00
Breaker, Electric	$65.00	$300.00	$850.00
Compactor, Plate	$65.00	$210.00	$500.00
Concrete Deadmen			$15.00
Cutting Torch w/cart	$35.00	$100.00	$250.00
Drill Press	$25.00	$75.00	$150.00
Drill Press, Magnetic	$45.00	$250.00	$450.00
Floor Polisher	$30.00	$120.00	$300.00
Fuel Tank w/Pump			$60.00
Guard Rail w/Base			$12.00
Hammer Drill, Small	$25.00	$100.00	$275.00

8

Hammer Drill, Medium	$30.00	$125.00	$350.00
Hammer Drill, Large	$40.00	$175.00	$425.00
Hot Wire Cutter	$20.00	$45.00	$75.00
Humidifier	$20.00	$60.00	$150.00
Lanyard, Retractable 1’-12’	$25.00	$50.00	$125.00
Lanyard, Retractable 20’-30’	$25.00	$50.00	$150.00
Lanyard, Retractable 50’-85’	$75.00	$225.00	$450.00
Lawn Mower	$25.00	$40.00	$120.00
Manhole Blower/Fan	$35.00	$125.00	$325.00
Nail Gun			$45.00
Negative Air Machine	$30.00	$65.00	$140.00
Powder Actuated Fastener			$30.00
Pressure Washer, Cold Portable	$45.00	$130.00	$270.00
Pressure Washer, Hot Portable	$125.00	$250.00	$475.00
Pressure Washer, Hot Towable	$150.00	$350.00	$950.00
Radio, Job Site 2-way Radio			$50.00
Sand Blaster	$75.00	$300.00	$650.00
Saw, Beam	$25.00	$75.00	$200.00
Saw, Chain	$30.00	$90.00	$275.00
Saw, Circular			$35.00
Saw, Metal Chop	$30.00	$90.00	$275.00
Saw, Miter	$30.00	$90.00	$275.00
Saw, Porta-Band			$45.00
Saw, Table	$30.00	$60.00	$125.00
Sweeper, Ride-On	$150.00	$600.00	$1,250.00
Trash Chute, (per section)			$75.00
Water Tower, 12,000 Gallon			$950.00
Welder, Electric	$45.00	$160.00	$300.00
Welder, Gas/Diesel	$65.00	$220.00	$450.00
Vacuum, Hilti Dust Control	$20.00	$55.00	$95.00

Vehicles
Gator, Utility Vehicle	$50.00	$190.00	$425.00
SUV, Explorer - Escape	$69.00	$280.00	$825.00
Truck, Pick-up 2x4	$61.00	$250.00	$725.00
Truck, Pick-up 4x4	$69.00	$280.00	$825.00
Truck, 2-Ton Dump Bed	$75.00	$275.00	$1,200.00
Truck, Dump 5 Yd.	$167.00	$670.00	$2,000.00
Truck, Water 2000 Gallon	$167.00	$670.00	$2,000.00
Van, 12 Passenger	$75.00	$450.00	$1,150.00

Weather Protection
Concrete Blanket			$25.00	$55.00
Fan, 36”- 48”	$25.00	$100.00	$300.00
Heater, Convection	$20.00	$50.00	$125.00
Heater, Propane 150-250 BTU	$25.00	$100.00	$250.00
Heater, 300-400 BTU	$40.00	$250.00	$425.00		$1,275.00
Heater, 500-750 BTU	$70.00	$275.00	$550.00		$1,650.00

9

Heater, 1.0 Million BTU	$75.00	$300.00	$650.00		$1,950.00
Heater, 1.5 Million BTU	$90.00	$350.00	$700.00		$2,100.00
Heater, Indirect 400-750 BTU	$150.00	$400.00	$800.00		$2,400.00
Heater, Indirect 3.0 Million BTU	$300.00	$1,200.00	$3,100.00		$9,300.00
Heater, Space (indoor)				$35.00
Hose, Heater 1” X 50’			$50.00		$150.00
Hose, Heater 2” X 50’			$80.00		$240.00
Propane Bottle - 20#			$5.00		$15.00
Propane Bottle - 100#			$15.00		$45.00
Snow Blower	$25.00	$50.00	$150.00		$450.00
Snow Tarp			$45.00

10

Exhibit F

Contractor’s On-Site Management/Supervision Personnel and Associated Monthly Costs

Initial Four Months — October 2014 through January 2015

February 2015 through Aug. 15, 2016

Exhibit G

General Conditions Components and Cost Breakdown

Initial Four Months — October 2014 through January 2015

2

Exhibit G

General Conditions Components and Cost Breakdown

February 2015 through Aug. 15, 2016

			Quantity		Duration
Code	Description	Comments	Qty	Unit	Qty	Unit	U Lab	Labor	U Mat	Mat/Eqp	Total
GENERAL CONDITIONS

			Quantity		Duration
Code	Description	Comments	Qty	Unit	Qty	Unit	U Lab	Labor	U Mat	Mat/Eqp	Total
01-1000	OFFICES, STORAGE & SETUP
01-1100	Office Trailer		2.0	EA	18.5	MN		$0	$400	$14,769	$14,769
01-1108	Security Pole with Equipment	By Owner	—	EA	1.0	LS		$0	$1,001	$0	$0
01-1109	Security Monitoring	By Owner	—	EA	18.5	MN		$0	$225	$0	$0
01-1114	DSL Line		1.0	EA	18.5	MN		$0	$90	$1,662	$1,662
01-1130	Vela System		1.0	LS	1.0	LS		$0	$10,000	$10,000	$10,000
01-1140	Copier/Fax/Scanner		1.0	EA	18.5	MN		$0	$500	$9,231	$9,231
01-1150	Office Furnishings		1.0	EA	1.0	LS		$0	$2,000	$2,000	$2,000
01-1160	Office Supplies		1.0	EA	18.5	MN		$0	$250	$4,615	$4,615
01-1415	Prolog Manager Application	1 Each	1.0	EA	18.5	MN		$0	$80	$1,477	$1,477
01-1500	Conex/Van Storage 20’		1.0	EA	18.5	MN	$52	$952	$100	$1,846	$2,798
01-1700	Project Sign		1.0	EA	1.0	LS	$500	$500	$500	$500	$1,000
01-1900	Move On & Off		1.0	EA	1.0	LS	$2,000	$2,000	$2,000	$2,000	$4,000
								OFFICES, STORAGE & SETUP			$51,553
01-2000	TEMPORARY MEASURES
01-2100	Chemical Toilets		8.0	EA	18.5	MN		$0	$95.00	$14,031	$14,031
01-2200	Temporary Fence	Entire Perimeter	4,000	LF	1.0	LS		$0	$4.50	$18,000	$18,000
01-2200	Temporary Fence - Maintain & Remove	Entire Perimeter	4,000	LF	1.0	LS		$0	$1.50	$6,000	$6,000
01-2600	Water Cooler & Water		1.0	EA	18.5	MN		$0	$75.00	$1,385	$1,385
								TEMPORARY MEASURES			$39,416
01-3000	TEMPORARY UTILITIES
01-3100	Temporary Electrical Service		1.0	EA	1.0	LS		$0	$20,000	$20,000	$20,000
01-3200	Power Consumption		1.0	EA	18.5	MN		$0	$500.00	$9,231	$9,231
01-3210	Start-up Power Consumption		1.0	EA	3.0	MN		$0	$1,500.00	$4,500	$4,500
01-3220	Temporary Lighting		231,752	SF	1.0	LS		$0	$0.02	$4,635	$4,635
01-3520	Water Consumption		1.0	EA	18.5	MN		$0	$75.00	$1,385	$1,385
								TEMPORARY UTILITIES			$39,751
01-7000	JOBSITE SAFETY
01-7100	Safety Training		1.0	EA	25.0	HR		$0	$25.00	$625	$625
01-7100	Safety & Productivity Incentives		1.0	EA	18.5	MN		$0	$150.00	$2,769	$2,769
01-7120	First Aid/Safety Supply		1.0	EA	18.5	MN		$0	$75.00	$1,385	$1,385
01-7135	Safety Start-up Kit		1.0	EA	1.0	LS		$0	$450.00	$450	$450
01-7136	Safety Start-up Kit Monitor		1.0	EA	1.0	LS		$0	$260.00	$260	$260
01-7510	Guard Rails @ Slab Edges/Stairs		1,500.0	LF	1.0	LS	$2.50	$3,750	$1.50	$2,250	$6,000
01-7520	Ladders & Opening Closures		8.0	EA	1.0	LS		$0	$300.00	$2,400	$2,400
01-7800	Protective Safety Equipment		1.0	EA	18.5	MN		$0	$200.00	$3,692	$3,692
01-7810	Fire Extinguishers		15.0	EA	1.0	LS	$25	$375	$60.00	$900	$1,275
								JOBSITE SAFETY			$18,856
01-8000	TOOLS & EQUIPMENT
01-8100	Small Tools		1.0	EA	1.0	LS		$0	$2,500	$2,500	$2,500
								TOOLS & EQUIPMENT			$2,500
01-9000	CONTRACT DOCUMENTATION
01-9100	Contract Documents	By Owner	—	EA	1.0	LS		$0		$0	$0
01-9800	Electronic As Builts		1.0	EA	1.0	LS		$0	$1,500.00	$1,500	$1,500
								CONTRACT DOCUMENTATION			$1,500
		GENERAL CONDITIONS					Labor	$7,577	Mat	$145,997	$153,575

EXHIBIT H

STANDARD LABOR RATES

These Rates EXCLUDE vehicles, cell phones, subsistence, and travel unless specified otherwise below.

These Rates INCLUDE taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations, retirement plans, training costs, and safety incentives.

TITLE	per week	per hour	overtime
Project Manager DIRECTOR	$6,280	157.00	na
Project Manager SENIOR	$5,120	120.00	na
Project Manager	$3,920	95.00	na
Project Manager JR/ASST	$3,000	75.00	na
Project Superintend SENIOR	$5,120	110.00	na
Project Superintend	$3,800	95.00	na
Project Superintend JR/ASST	$3,200	80.00	na
Project Engineer SENIOR	$2,720	68.00	na
Project Engineer	$2,600	65.00	na
Project Scheduler	$3,400	85.00	na
Senior BIM Engineer/Coordinator	$5,400	135.00	na
Project BIM Engineer	$3,440	86.00	na
Project Quality Control	$3,200	80.00	na
Project MIS Support*	$3,200	80.00	na
Corporate MIS Support*	$6,400	160.00	na
*Rate includes cell phone, specialized MIS equipment
Project Safety SENIOR	$4,200	105.00	na
Project Safety	$2,800	70.00	na
Corporate Safety*	$5,000	125.00	na
*Rate includes vehicle and cell phone
Project Accountant	$2,680	58.00	na
Project Estimator SENIOR	$7,880	115.00	na
Project Estimator	$7,480	80.00	na
Project Clerk - Assistant/Intern	$1,800	45.00	65.00
Project General Foreman	$2,600	65.00	94.00
Carpenter General Foreman	Hourly	58.00	74.00
Carpenter Foreman	Hourly	50.00	55.00
Carpenter	Hourly	46.00	52.00
Laborer Foreman	Hourly	35.00	47.00
Laborer	Hourly	31.00	43.00
Cmnt Mason Superintendent*	$4,800	120.00	na
*Rate includes Truck, Cell Phone
Cmnt Mason General Foreman	Hourly	58.00	74.00
Cmnt Mason Foreman	Hourly	52.00	63.00
Cmnt Mason	Hourly	46.00	54.00
Operator	Hourly	53.00	62.00
Survey Technician	Hourly	85.00	60.00
Mechanic - Crane/Heavy Equipment*	Hourly	95.00	138.00
*Rate includes Mechanic Truck, Tools, Cell Phone
Mechanic - Service*	Hourly	80.00	116.00
*Rate includes Service Truck, Tools, Cell Phone
Transport Driver *	Hourly	70.00	102.00
*Rate includes Transport Truck and Cell Phone
Delivery Driver*	Hourly	60.00	87.00
*Rate includes Flatbed Truck and Cell Phone